UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Bristow Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3151 Briarpark Drive
Suite 700
Houston, Texas 77042

Notice of 2021
Annual Meeting of Stockholders
And Proxy Statement

3151 Briarpark Drive
Suite 700
Houston, Texas 77042
June 21, 2021
Dear Fellow Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Meeting”) of Bristow Group Inc. (the “Company”), which will be held exclusively via a live audio webcast at www.virtualshareholdermeeting.com/VTOL2021 on Tuesday, August 3, 2021, at 9:00 a.m. (Central Daylight Time). All holders of record of the Company’s outstanding common stock at the close of business on June 7, 2021, will be entitled to vote at the Meeting.
At the Meeting, we will ask you (i) to elect nine directors to serve until the 2022 Annual Meeting of Stockholders; (ii) to approve, on an advisory basis, named executive officer compensation; (iii) to consider and vote upon a proposal to approve the 2021 Equity Incentive Plan; and (iv) to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2022.
Regardless of the number of shares of the Company’s common stock that you own, you are encouraged to read the accompanying Proxy Statement and our Fiscal Year 2021 Annual Report carefully. Please review the proxy card for instructions on how you can vote your shares of common stock over the Internet, by telephone, by mail or by attending the Meeting online at www.virtualshareholdermeeting.com/VTOL2021 using your 16-digit control number and voting your shares electronically on August 3, 2021. It is important that all holders of our common stock participate in the affairs of the Company. The prompt return of proxy cards will ensure the presence of a quorum.
We look forward to your participation in the Meeting.
Sincerely,

Christopher S. Bradshaw
President and Chief Executive Officer

3151 Briarpark Drive | Suite 700 | Houston, Texas 77042

Notice of 2021 Annual Meeting of Stockholders DATE AUGUST 3, 2021 TIME 9:00 A.M. CDT VIA WEBCAST WWW.VIRTUALSHAREHOLDER MEETING.COM/VTOL2021	TO OUR STOCKHOLDERS
June 21, 2021

The 2021 Annual Meeting of Stockholders (the “Meeting”) of Bristow Group Inc. (the “Company”) will be held exclusively via a live audio webcast at www.virtualshareholdermeeting.com/VTOL2021 on Tuesday, August 3, 2021, at 9:00 a.m. (Central Daylight Time) for the following purposes:

	1.	To elect nine directors named in the accompanying Proxy Statement to serve until the 2022 Annual Meeting of Stockholders or until his or her successor is duly qualified and elected;

	2.	To hold an advisory vote to approve named executive officer compensation;

	3.	To consider and vote upon a proposal to approve the 2021 Equity Incentive Plan;

	4.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2022; and

	5.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock at the close of business on June 7, 2021 will be entitled to notice of and to vote at the Meeting. See the “Solicitation of Proxies, Voting and Revocation” section of the accompanying Proxy Statement for the place where the list of stockholders may be examined.
We are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, on June 21, 2021, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of the accompanying Proxy Statement and our Fiscal Year 2021 Annual Report. The Notice contains instructions on how to access the accompanying Proxy

FOR SPECIFIC INSTRUCTIONS Please refer to the section entitled “Questions and Answers About Voting Your Shares” beginning on page 1
Statement and our Fiscal Year 2021 Annual Report over the Internet. The Notice also provides instructions on how you can request a paper copy of our proxy materials, including the accompanying Proxy Statement, our Fiscal Year 2021 Annual Report and a form of our proxy card. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of the Meeting. All stockholders who do not receive a Notice, including the stockholders who have previously requested to receive paper copies of our proxy materials, will receive a paper copy of our proxy materials by mail unless these stockholders have previously requested delivery of our proxy materials electronically. If you received our proxy materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the accompanying Proxy Statement and our Fiscal Year 2021 Annual Report on the Internet.
Only stockholders of record and beneficial owners will be able to virtually attend and vote their shares of the Company’s common stock electronically at the Meeting. Submitting a vote before the Meeting will not preclude you from voting your shares electronically at the Meeting should you decide to virtually attend. For specific instructions on how to participate in and vote your shares at the Meeting, please refer to the section entitled “Questions and Answers About Voting Your Shares” beginning on page 1 of the accompanying Proxy Statement.
By order of our Board of Directors
Crystal L. Gordon
Senior Vice President, General Counsel,
Head of Government Affairs, and Corporate Secretary

YOUR VOTE IS VERY IMPORTANT! WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE. PLEASE VOTE BY PROXY OVER THE INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF OUR PROXY MATERIALS BY MAIL, YOU CAN VOTE BY MAIL, TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE MEETING, SO THAT YOUR SHARES OF THE COMPANY’S COMMON STOCK MAY BE REPRESENTED AT THE MEETING IF YOU ARE UNABLE TO VIRTUALLY ATTEND AND VOTE ELECTRONICALLY.

PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you may wish to consider prior to voting. Please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Annual Report”) for more detailed information.
2021 Annual Meeting of Stockholders (the “Meeting”)

Meeting Details DATE August 3, 2021 TIME 9:00 a.m. CDT VIA WEBCAST www.virtualshareholder meeting.com/VTOL2021
VOTING ELIGIBILITY
Only stockholders as of the close of business on June 7, 2021 (the “Record Date”) are eligible to vote at the Meeting or by proxy and each such stockholder shall have one vote for each share of common stock held on the Record Date.

VOTING METHODS
BEFORE THE MEETING

BY INTERNET Go to www.proxyvote.com for voting instructions or scan the QR code on your Important Notice Regarding the Availability of Proxy Materials or proxy card with your smartphone, then cast your vote electronically by 11:59 p.m. (Eastern Daylight Time) on August 2, 2021.

BY TELEPHONE You may call 1-800-690-6903 on a touch-tone telephone and follow the instructions provided by the recorded message to vote your shares by telephone by 11:59 p.m. (Eastern Daylight Time) on August 2, 2021.

BY MAIL You may promptly mail your completed and executed proxy card in the postage-paid envelope, which must be received by the Company on or prior to August 2, 2021.
DURING THE MEETING

VIRTUAL MEETING Go to www.virtualshareholdermeeting.com/VTOL2021 and follow the posted instructions. You will need the 16-digit control number included on your Notice of Internet Availability, your proxy card or the voting instructions that accompany your proxy materials.

Business of the Meeting

Proposals		Board Vote Recommendation	See Page Number for more information

1	Election of Directors	FOR each nominee	20
2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	66
3	Approval of the 2021 Equity Incentive Plan	FOR	67
4	Ratification of the Company’s Independent Auditors	FOR	75

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PROXY STATEMENT SUMMARY	1
Our Director Nominees
You are being asked to vote on the election of these nine directors. Additional information about each director’s background, skills and experience can be found on pages 21 to 25 of this Proxy Statement.

Name	Age	Director Since	Independent	Committee Membership and Chairpersons

G. Mark Mickelson	55	2020	✓	Chairman of the Board of Directors
Christopher S. Bradshaw	44	2015
Lorin L. Brass	67	2020	✓	Compensation Nominating and Corporate Governance
Charles Fabrikant	76	2011	✓	Audit
Wesley E. Kern	54	2020	✓	Compensation (Chair) Audit
Robert J. Manzo	63	2020	✓	Nominating and Corporate Governance (Chair)
General Maryanne Miller, Ret.	62	2021	✓
Christopher Pucillo	53	2020	✓	Compensation Nominating and Corporate Governance
Brian D. Truelove	62	2020	✓	Audit (Chair) Nominating and Corporate Governance
Advisory Approval of Named Executive Officer Compensation
On June 11, 2020, we closed the merger (the “Merger”) involving Bristow Group Inc. and Era Group Inc. (“Era”), forming a larger, more diverse and financially stronger global leader in vertical flight solutions. As a result of the Merger, the newly appointed members of the Compensation Committee and the Board of Directors (our “Board”) had the opportunity to evaluate and develop a new compensation philosophy and design for the combined company. The new compensation philosophy and design described in the “Compensation Discussion and Analysis” of this Proxy Statement (the “CD&A”) is an outcome of the evaluation process undertaken by the Compensation Committee following the Merger.
In designing the new executive compensation program for the combined company, the following enhancements were made to better align with pay for performance and stockholder interests:
•Modified the long-term incentive program for our Named Executive Officers to introduce performance-based stock units and, for fiscal year 2021, stock options.
•Aligned the fiscal year 2021 long-term incentive program for our Named Executive Officers (as defined in the CD&A) with the interests of stockholders through the award of stock options and performance-based stock units tied to stock appreciation over a 3-year performance period. The Compensation Committee does not intend for stock appreciation to be the exclusive performance metric for the long-term incentive compensation program; however, given the timing of the Merger, the Compensation Committee believed this was the most appropriate performance metric to align with stockholders at that time. Beginning in fiscal year 2022, the long-term incentive

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PROXY STATEMENT SUMMARY	1
program will include 50% time-based restricted stock units and 50% performance-based stock units tied to achievement of both an absolute financial metric and relative total stockholder return.
•Increased the weighting of the financial performance metric in the short-term annual incentive program for fiscal year 2021 (the “FY21 STIP”) from 40% at Era to 50%.
•Established a minimum Adjusted EBITDA performance level for the financial performance metric that must be achieved prior to the payment of any amounts under the individual strategic goals portion of the FY21 STIP. Payment of any amounts for the individual strategic goals portion of the FY21 STIP were funded only if the Company achieved 92% of the Threshold performance level for Adjusted EBITDA. See Appendix A to this Proxy Statement for reconciliation of Adjusted EBITDA for purposes of the financial performance metric.
Set forth below are other executive compensation best practices that guide the design of our executive compensation program.

✓ WHAT WE DO	✓	Regularly engage with large stockholders to discuss matters of interest.
	✓	Pay for performance. Place a heavy emphasis on variable pay with approximately 83% of our Chief Executive Officer’s target direct compensation contingent upon financial and operational performance and growth in long-term stockholder value.
	✓	Use performance-based long-term incentive awards compensation through performance-based stock units and stock options for which value is contingent upon stock price performance relative to grant date.
	✓	Annual review of target compensation levels relative to an appropriate set of peers.
	✓	Reinforce the alignment of stockholders and our executives and directors by requiring significant levels of stock ownership.
	✓	Ensure accountability and manage risk through a robust financial restatement clawback policy applicable to our executive officers, limits on maximum annual cash incentive award opportunities and ongoing risk assessments of our program.
	✓	Use relative and absolute performance metrics to determine the payment of future performance awards under the Company’s long-term incentive awards.
	✓	The Compensation Committee is comprised of independent directors and has the ability to engage the services of an independent compensation consultant and outside counsel.

X WHAT WE DON’T DO	X	No employment agreements with any of our executive officers.
	X	No pledging (unless our General Counsel consents to the pledge) or hedging of our company stock, and no repricing stock options.
	X	No excise tax gross-ups.
	X	No significant perquisites.
	X	No guarantee of bonuses.
2021 Equity Incentive Plan
On June 1, 2021, our Board approved the 2021 Equity Incentive Plan (the “LTIP”), subject to approval by stockholders at the Meeting. The LTIP is intended to replace the Era Group Inc. 2012 Share Incentive Plan (the “2012 Incentive Plan”), under which the authorization to grant awards is set to expire in 2022. The LTIP will also replace the Bristow Group Inc. 2019 Management Incentive Plan (the “2019 Incentive Plan”), which we assumed in connection with the Merger.
If approved by our stockholders, the LTIP would reserve a maximum of 1,640,000 shares for new equity awards, and the authorization for grants of new equity awards under our current equity plans would cease. The terms of the LTIP also provide that if we grant equity awards under our current equity plans between June 1, 2021 and the date of the Meeting,

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the number of shares reserved under the LTIP will be reduced share-for-share by the number of shares subject to such awards.
If our stockholders should fail to approve the LTIP, it will not become effective and our current equity plans will continue in force and effect, and certain equity awards granted by our Board on June 1, 2021 that are contingent on stockholder approval of the LTIP will be cancelled.
Our Independent Auditors
The Audit Committee of our Board has determined that the accounting firm of KPMG LLP (“KPMG”) is independent from the Company and appointed KPMG as the Company’s independent auditors for fiscal year 2022. Our Board recommends a vote for the ratification of the appointment of KPMG, which conducted the examination of the Company’s financial statements for each of the past nineteen fiscal years. KPMG’s total fees for fiscal years 2021 and 2020 were $6.7 million and $8.3 million, respectively, which included approximately $0.3 million (or 4.5%) and $0.8 million (or 9.6%) of non-audit services in fiscal year 2021 and 2020, respectively, that were authorized by the Audit Committee in compliance with our pre-approval policies and procedures.

Bristow Group Inc.	iv	2021 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	1
SOLICITATION OF PROXIES, VOTING AND REVOCATION

Information About this Proxy Statement and the Meeting
This Proxy Statement and the enclosed proxy card are being furnished to holders of record of common stock, $0.01 par value per share (“Common Stock”), of Bristow Group Inc., a Delaware corporation (the “Company” or “we”, “us” or “our”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2021 Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, August 3, 2021, and at any adjournment or postponements thereof. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This Proxy Statement and the enclosed proxy card were made available to our stockholders on or about June 21, 2021. All proxies in the form provided by the Company that are properly executed and returned to us prior to the Meeting will be voted at the Meeting, and any adjournments or postponements thereof, as specified by the stockholders in the proxy or, if not specified, as set forth in this Proxy Statement.
On January 23, 2020, Era Group Inc. (“Era”), Ruby Redux Merger Sub, Inc., a wholly owned subsidiary of Era (“Merger Sub”) and Bristow Group Inc. (“Old Bristow”) entered into an Agreement and Plan of Merger, as amended on April 22, 2020 (the “Merger Agreement”). On June 11, 2020, the merger (the “Merger”) contemplated by the Merger Agreement was consummated and Merger Sub merged with and into Old Bristow, with Old Bristow continuing as the surviving corporation. Following the Merger, Era changed its name to Bristow Group Inc., and Old Bristow changed its name to Bristow Holdings U.S. Inc. Unless the context otherwise indicates, in this Proxy Statement, references to:
•the “Company”, “we”, “us” and “our” refer to the Delaware corporation currently known as Bristow Group Inc. and formerly known as Era Group Inc.;
•“Old Bristow” refers to the Delaware corporation formerly known as Bristow Group Inc. and now known as Bristow Holdings U.S. Inc., together with its subsidiaries prior to the consummation of the Merger; and
•“Era” refers to Era Group Inc. (the Delaware corporation currently known as Bristow Group Inc.) prior to consummation of the Merger.
Questions and Answers About Voting Your Shares
Why am I receiving these materials?
The Board is providing these materials to you in connection with the Board’s solicitation of proxies from our stockholders for the Meeting and any adjournments or postponements thereof. The Meeting will be online and will be a completely virtual meeting of stockholders. You may attend, vote and submit questions during the Meeting via live audio webcast on the Internet at www.virtualshareholdermeeting.com/VTOL2021, on Tuesday, August 3, 2021, at 9:00 a.m. (Central Daylight Time). On or about June 21, 2021, we made available to our stockholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials (which we refer to as a “Notice”), containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Annual Report”), and how to vote your shares.

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What is the purpose of the Meeting?
At the Meeting, you and our other stockholders entitled to vote at the Meeting will be asked to consider and vote on the following proposals:
1To elect nine directors named in this Proxy Statement to serve until the 2022 Annual Meeting of Stockholders or until his or her successor is duly qualified and elected or until his or her earlier resignation or removal;
2To approve, on an advisory basis, named executive officer compensation;
3To approve the 2021 Equity Incentive Plan (the “LTIP”);
4To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending March 31, 2022; and
5To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.
Will there be any other items of business on the agenda?
We do not expect that any other items of business will be considered because the deadlines for stockholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
Who can attend the Meeting?
Only stockholders of record as of the close of business on June 7, 2021 (the “Record Date”) or the holders of their properly submitted valid proxies may attend the Meeting virtually at www.virtualshareholdermeeting.com/VTOL2021. A list of the Company’s stockholders entitled to vote at the Meeting will be available for review during ordinary business hours for ten days prior to the Meeting, and information on how to remotely access a list of stockholders entitled to vote at the Meeting in secure electronic format will be available online on the day of the Meeting.
How do I attend the Meeting?
The Meeting will be held solely by means of remote communication in a virtual meeting format only. If you are a stockholder of record as of the close of business on the Record Date, you will be able to virtually attend the Meeting, vote your shares and submit your questions online during the Meeting by visiting www.virtualshareholdermeeting.com/VTOL2021 and following the login instructions below. If you hold your shares in “street name” (a term that means the shares are held in the name of another party on behalf of its customer, the beneficial owner), you may gain access to the Meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee holder.
How do I access the audio webcast of the Meeting?
The online meeting will begin promptly at 9:00 a.m. (Central Daylight Time). The Company encourages you to access the Meeting prior to the start time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Meeting to allow time for you to log in and test your computer audio system, and you should allow ample time for the check-in procedures. To virtually attend the Meeting, log in at www.virtualshareholdermeeting.com/VTOL2021. It is important that you retain a copy of your unique 16-digit control number, which appears on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as such number will be required to gain access to and vote during the Meeting. In the event that you do not have a control number, please contact your broker, bank or other nominee holder as soon as possible so that you can be provided with the control number and gain access to the Meeting. If, for any reason, you are unable to locate your control number, you will still be able to virtually attend the Meeting as a guest by accessing www.virtualshareholdermeeting.com/VTOL2021 and following the guest login instructions; you will not, however, be able to vote or ask questions.

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How do I submit a question at the Meeting?
As part of the Meeting, we will hold a live question and answer session, during which time we intend to answer questions submitted during the Meeting in accordance with the rules of conduct for the Meeting that are pertinent to the Company and meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The rules of conduct for the Meeting will be posted on www.virtualshareholdermeeting.com/VTOL2021 before and during the Meeting. Only stockholders who log in using their unique 16-digit control number, which appears on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, will be able to ask questions at the Meeting.
Why are you holding a virtual meeting instead of a physical meeting?
The Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast due to the ongoing public health impact of the COVID-19 pandemic. This decision was made in light of the protocols that federal, state, and local governments have imposed or may impose and taking into account the health and safety of our stockholders. In addition, a completely virtual meeting provides expanded access, improved communication and cost savings for stockholders and the Company. We believe that hosting a virtual meeting will enable more stockholders to attend and participate in the Meeting as stockholders can participate from any location around the world with Internet access.
What constitutes a quorum?
The presence at the Meeting virtually or by proxy of the holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., shares with respect to which a broker indicates that it does not have discretionary authority to vote on a matter) will be counted for purposes of determining whether a quorum is present at the Meeting.
Who is entitled to vote at the Meeting?
Subject to the limitations on voting by non-U.S. citizens described below, only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held. Shares of Common Stock represented virtually or by a properly submitted proxy will be voted at the Meeting. On the Record Date, 29,612,597 shares of Common Stock were outstanding and entitled to vote.
The Company’s Amended and Restated Bylaws (our “Bylaws”) provide that persons or entities that are not “citizens of the U.S.” ( as defined in 49 U.S.C. § 40102(a)(1), as in effect on the date in question, or any successor statute or regulation, as interpreted by the U.S. Department of Transportation and any successor agency thereto in applicable precedent, including any agent, trustee or representative thereof) shall not collectively own or control more than 24.9% of the voting power of our outstanding capital stock (the “Permitted Foreign Ownership Percentage”) and that, if at any time persons that are not citizens of the U.S. nevertheless collectively own or control more than the Permitted Foreign Ownership Percentage, the voting rights of shares owned by stockholders who are not citizens of the U.S. shall automatically be reduced by such amount such that the total number of votes such holder shall be entitled to vote does not exceed the Permitted Foreign Ownership Percentage. Shares held by persons who are not citizens of the U.S. may lose their associated voting rights and be redeemed as a result of these provisions.
Will other stockholders see my vote?
As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of election and personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

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What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, or other nominee holder, then the broker, bank or other nominee holder is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee holder how to vote their shares. Street name holders are also invited to virtually attend the Meeting. You may not vote your shares electronically at the Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. Please refer to the voter instruction cards used by your bank, broker or other nominee holder for specific instructions on methods of voting, including using the Internet or by telephone.
How many votes are required for the approval of each proposal?
Election of Directors: Directors are elected by a plurality of the shares of Common Stock present virtually or represented by proxy at the Meeting and voting on the matter. However, each nominee who is a current director of the Company is required to submit an irrevocable resignation as a director, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election (i.e., the number of votes “for” such director’s election constitutes less than the number of votes “withheld” with respect to such director’s election) and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Company’s stockholders do not have cumulative voting rights for the election of directors.
Votes Required to Adopt Other Proposals: The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present virtually or represented by proxy and entitled to vote at the Meeting and voting on the subject matter is required for approval of all other proposals being submitted to stockholders for consideration.
How are abstentions and “broker non-votes” counted?
Abstentions will not affect the outcome of the election of directors. For matters other than the election of directors, stockholders may vote in favor of or against the proposal, or may abstain from voting, and the affirmative vote of a majority of the shares of Common Stock present virtually or by proxy and voting on the subject matter is required for approval of those matters. Abstentions will have no effect on any of the proposals, except that abstentions will have the same effect as votes against the proposal to approve the LTIP.
“Broker non-votes” will have no effect on any of the proposals. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares in “street name” for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” may only be voted for routine matters. The only routine matters to be brought before the stockholders at the Meeting are (i) the ratification of the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2022 and (ii) the adjournment or postponement of the Meeting. If your shares are held in “street name” by a broker and you wish to vote on any non-routine business that may properly come before the Meeting, you should provide instructions to your broker. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker with instructions, your broker generally will have the authority to vote on routine matters. Broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting, but they are not counted for purposes of calculating the votes cast on particular matters at the Meeting.

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How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the election of each nominee for director contained in this Proxy Statement (Proposal 1);
•FOR approval of the Company’s named executive officer compensation (Proposal 2);
•FOR approval of the LTIP (Proposal 3); and
•FOR ratification of the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2022 (Proposal 4).
Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are pleased to be distributing our proxy materials again to certain stockholders via the Internet under the “notice and access” approach permitted by the rules of the SEC. As a result, we are mailing to many of our stockholders a Notice about the Internet availability of the proxy materials instead of a full paper copy of the proxy materials. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.
How do I vote?
You may vote virtually at the Meeting online at www.virtualshareholdermeeting.com/VTOL2021 by using the 16-digit control number included with these proxy materials, or you may give us your proxy. We recommend that you vote by proxy even if you plan to virtually attend the Meeting. As described below, you can revoke your proxy or change your vote at the Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail as described below. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the Notice, proxy card or voting instruction card. Stockholders are requested to vote in one of the following ways:
•by telephone by calling 1-800-690-6903 from any touch-tone phone and following the instructions (have your proxy card in hand when you call);
•by Internet before the Meeting by accessing www.proxyvote.com and following the on-screen instructions or scanning the QR code with your smartphone (you will need the 16-digit control number included with these proxy materials);
•during the Meeting at www.virtualshareholdermeeting.com/VTOL2021 (please see above under “How can I attend the Meeting?”); or
•by completing, dating, signing, and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United States.
If you hold your shares through a bank, broker or other nominee holder, such entity/person will give you separate instructions for voting your shares.

Bristow Group Inc.	5	2021 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	1
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name”, you should have received voting instruction with these materials from your broker, bank or other nominee holder. Please follow the voting instruction provided to ensure that your vote is counted.
Can I change my vote after I return my proxy card?
Yes. A stockholder who so desires may revoke his, her, or its proxy at any time before it is exercised at the Meeting by: (i) providing written notice to the Corporate Secretary of the Company; (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card; (iii) entering new instructions by Internet or telephone; or (iv) virtually attending the Meeting and voting. Virtual attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and stockholders who attend the Meeting virtually need not revoke their proxy (if previously furnished) to vote electronically. We encourage stockholders that plan to virtually attend the Meeting to vote by telephone or Internet or to submit a valid proxy card and vote their shares prior to the Meeting. If you hold your shares in “street name” and want to revoke your proxy, you will need to provide instructions to your broker.
What happens if I do not make specific voting choices?
If you are a stockholder of record and you submit your proxy without specifying how you want to vote your shares, then the proxy holder will vote your shares in the manner recommended by the Board on all proposals. If you hold your shares in “street name” and you do not give instructions to your broker, bank or other nominee holder to vote your shares, under the rules that govern brokers, banks, and other nominee holders who are the stockholders of record of the shares held in “street name”, it generally has the discretion to vote uninstructed shares on routine matters but has no discretion to vote them on non-routine matters. The only “routine” matters expected to be brought before the stockholders at the Meeting are (i) the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2022 and (ii) the adjournment or postponement of the Meeting. See “How are abstentions and broker non-votes counted?” beginning on page 4.
Where can I find the voting results of the Meeting?
The Company plans to announce preliminary voting results at the Meeting and to publish the final results in a Current Report on Form 8-K promptly following the Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Meeting
Your Notice about the Internet availability of the proxy materials or proxy card will contain instructions on how to:
•View our proxy materials for the Meeting on the Internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials and our Annual Report are also available on our website at www.bristowgroup.com. In addition, you may find information on how to obtain directions to virtually attend the Meeting and vote electronically by submitting a query via e-mail to InvestorRelations@bristowgroup.com.
Your Notice or proxy card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until terminated by you.

Bristow Group Inc.	6	2021 Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION	1
Solicitation and Solicitation Expenses
The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.
The Company has requested brokers, banks and other nominee holders of voting Common Stock of the Company to forward proxy solicitation materials to their customers, and such brokers, banks and nominee holders will be reimbursed for their reasonable out-of-pocket expenses.
The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The fees of D.F. King & Co., Inc. are $8,500 plus reimbursement of its reasonable out-of-pocket costs. If you have questions about the Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact the Company’s proxy solicitation agent as follows:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks/Brokers: (212) 269-5550
Toll-free: (800) 755-7250

Bristow Group Inc.	7	2021 Proxy Statement

CORPORATE GOVERNANCE	1
CORPORATE GOVERNANCE
Environmental, Social and Governance (“ESG”)
The Company is committed to leading responsibly and sustainably. The Merger in June 2020 has deepened this resolve, recognizing our role as the global leader in innovative and sustainable vertical flight solutions. We understand the role we play in a more sustainable future as we elevate people to achieve a safer more productive world.
Safety
a.In fiscal year 2021, our continued commitment to our Target Zero safety culture resulted in zero air accidents, a 75% reduction in severe injury events, and a 57% year-over-year reduction in lost work days. These safety results were achieved while completing approximately 115,000 operating flight hours in fiscal year 2021.
b.In the face of a global pandemic, our teams implemented robust protocols and screening processes to secure the safe transport of our passengers and employees in over 11 countries with 40 operating bases.
c.We are one of the three founding members of HeliOffshore, an organization dedicated to collaboration across the offshore helicopter industry to improve safety around the world.
Social
a.We understand that diversity, equity and inclusion (“DE&I”) will touch every aspect of our future, and it will take bold action from all of us to get there. In 2021, approximately 20% of our workforce are women, with 36% serving in management level roles, and women representing half of our executive management team. In addition, approximately 18% of our U.S. employees identifies as a race or ethnicity other than Caucasian.
b.We are focused on creating career pathways for those who serve in the military, with 24% of our U.S. employees as of March 31, 2021 having previously served in the military.
c.We provide opportunities for all employees to improve their skills and advance their careers and our culture, including DE&I training and learning resources, professional development resources, and wellness resources to support teams, employees and their families.
Environment
a.We were one of the first vertical lift operators in the U.K. to obtain International Organization for Standards (ISO) 14001 certification. This certification confirms our U.K. operations have certified environmental management systems in place to monitor, manage, and deliver continuous improvement at our bases of operations. We are working on obtaining ISO 14001 certification for other operating bases throughout our global footprint beginning in fiscal year 2022.
b.We are undertaking proactive measures to reduce aircraft emissions and reduce the environmental impact of our operations using a modern fleet with the latest technologies to ensure aircraft engines perform efficiently and are regularly maintained by an experienced engineering team.
c.We use flight planning software for payload management and minimizing time on ground runs. Our pilots are also trained to fly at a lower torque, which burns less fuel, cuts emissions, and increases component life. The Company also uses the latest technology fuel bowsers with enhanced safety features such as automatic shut off systems, which are regularly upgraded to eliminate spillage.
d.We seek to avoid adverse noise impacts to our communities, including by establishing hush houses for engine runs, installing noise walls around our bases, limiting engine runs and establishing aircraft operations “quiet hours” in the evening.

Bristow Group Inc.	8	2021 Proxy Statement

CORPORATE GOVERNANCE	1
e.We are transitioning to electric support vehicles at our Norway operations and considering opportunities to expand this initiative at other bases.
Governance
a.In May 2021, we welcomed our new director, General Maryanne Miller, Ret., making meaningful progress toward increasing the diversity of our Board.
b.Following the Merger in June 2020, our combined board of directors is led by our independent Non-Executive Chairman.
c.Our full Board and relevant committees are engaged in oversight and guidance regarding ESG matters.
d.Our Nominating and Corporate Governance Committee oversees the annual self-evaluation process of the Board.
We are committed to publishing our inaugural sustainability report in 2022 and have engaged external advisors to assist in its preparation.
Board of Directors and Director Independence
The business and affairs of the Company are managed under the direction of the Board. Currently, the Company’s Board is comprised of nine directors. Our Bylaws provide that the Board will consist of not less than three and not more than fifteen directors. In connection with the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all of the current directors for re-election at the Meeting.
Effective May 23, 2021, following review of General Maryanne Miller, Ret.’s background, skills, expertise, and qualifications for membership on the Board, the Board determined that General Miller, Ret. was qualified to serve on the Board, and appointed General Miller, Ret. to serve as a director.
During fiscal year 2021, the Board held 12 meetings. Except for General Miller, Ret., who was appointed as a member of the Board effective May 23, 2021, each of the directors attended at least 75% of the combined total meetings of the full Board and each of the committees on which he or she served, in each case, during the portion of fiscal year 2021 in which he or she served as a member of the Board. Although the Company does not have a formal policy requiring Board members to attend each Annual Meeting of Stockholders, it is encouraged and both of the Board members then serving attended the 2020 Annual Meeting of Stockholders. We facilitate director attendance at each Annual Meeting of Stockholders by scheduling such meetings in conjunction with regular Board and committee meetings.
A majority of the Company’s current directors are independent, non-employee directors, and this will continue to be the case should all the director nominees be elected at the Meeting. The Board has made the affirmative determination that each of General Miller, Ret. and Messrs. Brass, Fabrikant, Kern, Manzo, Mickelson, Pucillo and Truelove are independent as such term is defined by the applicable rules and regulations of the NYSE. Additionally, each of these directors meets the categorical standards for independence established by the Board (the “Bristow Categorical Standards”). A copy of the Bristow Categorical Standards is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents” (entitled Director Independence Standards). The Company’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.
The schedule of Board meetings is made available to directors in advance along with the agenda for each meeting so that they may review and request changes. Directors also have unrestricted access to management at all times and regularly communicate informally with management on an assortment of topics.

Bristow Group Inc.	9	2021 Proxy Statement

CORPORATE GOVERNANCE	1
Majority Voting
Our Bylaws provide that a director who fails to receive a majority of votes cast at an annual meeting of the stockholders must tender his or her resignation (assuming that the election is uncontested). Under our Bylaws, each nominee who is a current director is required to submit an irrevocable resignation, which resignation would become effective only upon (1) that person not receiving a majority of the votes cast in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, is required to determine whether or not to accept the resignation not later than 90 days following certification of the stockholder vote, and the Board is required to accept the resignation absent a determination that a compelling reason exists for concluding that it is in the best interests of the Company for the person in question to remain as a director.
Board Leadership Structure
The Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time. The Board believes that the most effective leadership structure for the Company at the present time is to separate the positions of Chairman and Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on the full-time job of running the Company’s business, while allowing the Non-Executive Chairman to lead the Board in its fundamental role of providing advice to, and maintaining independent oversight of, management. The Board believes this structure recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Company’s Non-Executive Chairman, particularly as the Board’s oversight responsibilities continue to grow and demand more time and attention.
In addition to the role that the Non-Executive Chairman has with regard to the Board, the chair of each of the three wholly independent key committees of the Board (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) and each individual director is responsible for helping to ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information and additional meetings of the Board or of the independent directors.
The Board has adopted significant processes designed to support the Board’s capacity for objective judgment, including executive sessions of the independent directors at Board meetings, independent evaluation of, and communication with, members of senior management, and annual self-evaluation of the Board, its committees, and its leadership. These and other critical governance processes are reflected in the Corporate Governance Guidelines and the various Committee Charters that are available on the Company’s website at www.bristowgroup.com. The Board has also provided mechanisms for stockholders to communicate in writing with the Non-Executive Chairman of the Board, with the non-employee and/or independent directors, and with the full Board on matters of significance. These processes are also outlined in the Section of this Proxy Statement entitled “Communication with the Board or Independent Directors.”
Executive Sessions
The Company’s Corporate Governance Guidelines provide that the Company’s non-management directors shall meet periodically in executive session without any management participation. In addition, if any of the non-management directors are not independent under the applicable rules of the NYSE, then the independent directors will meet separately at least once per year without the presence of the non-independent director, and at other times as necessary. Committees of the Board may also meet in executive session without the presence of any non-independent director as deemed appropriate.

Bristow Group Inc.	10	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
Committees of the Board of Directors
The Board has established three standing committees: Audit, Compensation and Nominating and Corporate Governance. Each of the committees operates under a written charter that has been posted on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents”. The website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement. The charter of each committee is also available free of charge on request to our Corporate Secretary at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042. The members and chairperson for each committee set forth below were the same at the end of fiscal year 2021, except that General Miller, Ret. was appointed as a member of the Board effective May 23, 2021.
Board Committees

Independent Directors	Audit	Compensation	Nominating and Corporate Governance

Lorin L. Brass		●	●
Charles Fabrikant	●
Wesley E. Kern	●	▲
Robert J. Manzo			▲
G. Mark Mickelson
General Maryanne Miller, Ret.
Christopher Pucillo		●	●
Brian D. Truelove	▲«		●

▲	Committee Chair
●	Committee Member
«	Audit Committee Financial Expert

Bristow Group Inc.	11	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
Audit Committee
The Audit Committee met three times during fiscal year 2021 and is currently comprised of Messrs. Fabrikant, Kern and Truelove. Mr. Truelove is the Chair of the Audit Committee. The Board has determined that Mr. Truelove is an “audit committee financial expert” for purposes of the rules of the SEC and that each other member of the committee is financially literate as required under the NYSE standards. In addition, the Board determined that each member of the Audit Committee is independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Bristow Categorical Standards. The Audit Committee is expected to meet at least quarterly.
Committee Function. The Audit Committee assists the Board in fulfilling its responsibility to oversee, among other things:
•the conduct and integrity of management’s execution of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;
•the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, its conduct of the annual audit and its engagement for any other services;
•the Company’s systems of internal accounting and financial and disclosure controls, the annual independent audit of the Company’s financial statements and the integrated audit of internal controls over financial reporting;
•risk management and controls, which includes assisting management with identifying and monitoring risks or exposures, assessing the steps management has taken to minimize such risks and overseeing the Company’s underlying guidelines and policies with respect to risk assessment and risk management;
•the processes for handling complaints relating to accounting, internal accounting controls and auditing matters;
•the Company’s legal and regulatory compliance;
•any code of business conduct and ethics applicable to directors and senior officers, including any waivers under such code; and
•the preparation of the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.
The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Management and the independent auditors have more time, knowledge and detailed information about the Company than Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.
Compensation Committee
The Compensation Committee is currently comprised of Messrs. Brass, Kern and Pucillo. Mr. Kern is the Chair of the Compensation Committee. The Compensation Committee met four times during fiscal year 2021 and, in addition, the Chair of the Compensation Committee maintained frequent communication with the other members of the Compensation Committee as well as the Company’s Non-Executive Chairman and Chief Executive Officer regarding compensation matters. The Board has determined that each member of the Compensation Committee is independent, as defined by the rules of the NYSE and in accordance with the Bristow Categorical Standards. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Bristow Group Inc.	12	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
Committee Function. The Compensation Committee, among other things:
•reviews and makes recommendations to the Board for approval of corporate goals and annual performance objectives relevant to executive compensation;
•reviews, together with the Company’s independent directors, and makes recommendations to the Board for approval of compensation for the Chief Executive Officer and other executive officers;
•evaluates officer and director compensation plans, policies and programs;
•reviews and approves, together with the Company’s independent directors, benefit plans;
•approves, together with the Company’s independent directors, all grants of equity awards and administers the Company’s incentive plans;
•previews and discusses with management the Company’s Compensation Discussion and Analysis and prepares a report on executive compensation to be included in the Company’s Annual Report on Form 10-K and proxy statement;
•determines stock ownership guidelines for the Chief Executive Officer and other executive officers and monitors compliance with such guidelines;
•annually evaluates the independence of any advisors retained by the Compensation Committee; and
•reviews and recommends to the Board for approval the frequency with which the Company will conduct an advisory stockholder vote on executive compensation required by Section 14A of the Exchange Act.
The Chair of the Compensation Committee sets the agenda for meetings of the Compensation Committee. The meetings are attended by the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer and the General Counsel, if requested. The Compensation Committee meets at least annually with the Chief Executive Officer to discuss and review the performance criteria and compensation levels of key executives. At each meeting, the Compensation Committee has the opportunity to meet in executive session. The Chair of the Compensation Committee reports the Compensation Committee’s recommendations regarding compensation of executive officers to the full Board. The Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its discharge of its duties and responsibilities, including the evaluation of director or executive officer compensation.
Compensation Committee Interlocks and Insider Participation. During fiscal year 2021, no member of the Compensation Committee was, and no member of the Compensation Committee currently is, an officer or employee of the Company. During fiscal year 2021, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers serve on the Board or the Compensation Committee. During fiscal year 2021, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met four times during fiscal year 2021. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Brass, Manzo, Pucillo and Truelove. Mr. Manzo is the Chair of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined by the rules of the NYSE and in accordance with the Bristow Categorical Standards.

Bristow Group Inc.	13	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
Committee Function. The Nominating and Corporate Governance Committee assists the Board with, among other things:
•identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at the Company’s annual meeting of stockholders and to fill vacancies on the Board;
•developing, recommending to the Board, and overseeing implementation of modifications, as appropriate, to the Company’s policies and procedures for identifying and reviewing candidates for the Board, including policies and procedures relating to candidates for the Board submitted for consideration by stockholders;
•reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;
•reviewing periodically the size of the Board and recommending any appropriate changes;
•overseeing the annual self-evaluation process of the Board; and
•reviewing on a regular basis, the overall corporate governance of the Company and recommending to the Board improvements when necessary.
Selection of Nominees for the Board of Directors. To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. In identifying new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from members of the Nominating and Corporate Governance Committee, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of nominees for election as directors, considers each individual’s personal qualifications and how such personal qualifications effectively address the perceived then-current needs of the Board. Appropriate personal qualifications and criteria for membership on the Board include the following:
•experience investing in and/or guiding complex businesses as an executive leader or as an investment professional within an industry or area of importance to the Company;
•proven judgment and competence, substantial accomplishments, and prior or current association with institutions noted for their excellence;
•diversity as to business experiences, educational and professional backgrounds and gender, race and ethnicity;
•complementary professional skills and experience addressing the complex issues facing a multifaceted international organization; and
•an understanding of the Company’s businesses and the environment in which it operates.
After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval. The Nominating and Corporate Governance Committee has the power to retain outside counsel, director search and recruitment consultants or other experts and will receive appropriate funding from the Company to engage such advisors. Having evaluated the Board candidates set forth below under Proposal 1 pursuant to these processes and criteria, the Nominating and Corporate Governance Committee recommended, and the Board determined to nominate, each of the incumbent directors named below for re-election.

Bristow Group Inc.	14	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
Key Skills and Experience

Senior Leadership
Aviation or Logistics Management
Oil and Gas Industry
International Business
Finance, Accounting, or Legal
Technology/Cybersecurity
Government Affairs/Contracting
Public Company Governance
Strategic Planning
Mergers and Acquisitions
Risk Management
Age and Tenure

59.6 years	Average Age	2.4 years	Average Tenure

Bristow Group Inc.	15	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
Director and Executive Officer Succession. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for overseeing the succession plan process for each of the Company’s senior executive officers, the Board and the Chairman of the Board. Furthermore, the Corporate Governance Guidelines mandate that the Board or the Nominating and Corporate Governance Committee shall, not less often than annually and on a more frequent basis as may be desired, review the qualities and characteristics necessary for the position of the Company’s chief executive officer. The Board or the Nominating and Corporate Governance Committee shall, not less often than annually and on a more frequent basis as may be desired, review the development and progression of potential internal candidates against those standards.
Stockholder Recommendations. The Nominating and Corporate Governance Committee will consider director candidates suggested by the Company’s stockholders provided that the recommendations are made in accordance with the same procedures required under our Bylaws for nomination of directors by stockholders. For instance, stockholder nominations must comply with the notice provisions described under “Stockholder Proposals for 2021 Annual Meeting” below. Stockholder nominations that comply with these procedures and that meet the criteria outlined therein will receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive. The Company will report any material change to this procedure in an appropriate filing with the SEC and will make any such changes available promptly on the SEC Filings section of the Company’s website at www.bristowgroup.com. There have been no material changes to these procedures since the Company last provided this disclosure.
Citizenship Requirements. Our Bylaws provide that at least two-thirds of our Board must be citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended. Our Bylaws provide that a person who is not a citizen of the United States is not eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not U.S. citizens and are candidates for election as Directors at the same time, would cause less than two-thirds of the Company’s directors to be citizens of the United States. Of the nine director nominees proposed by our Board for election at the Meeting, all (or more than two-thirds) are citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended.
Communications with the Board or Independent Directors
Our Board welcomes the opportunity to hear from our stockholders and proactively engages with our stockholders on matters of interest such as executive compensation, environmental, social and corporate governance matters and Company strategy. The independent directors have established procedures for handling communications from stockholders of the Company and directed the Corporate Secretary to act as their agent in processing any communications received. All communications should be delivered in writing addressed to our Corporate Secretary at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042. The correspondence should be addressed to the appropriate party, namely: (i) Bristow Group Inc. - Board, (ii) Bristow Group Inc. - Nominating and Corporate Governance Committee, (iii) Bristow Group Inc. - Audit Committee, (iv) Bristow Group Inc. - Compensation Committee or (v) the individual director designated by full name or position as it appears in the Company’s most recent proxy statement. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees will be forwarded to the Non-Executive Chairman and independent directors. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive.
The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters. Information related to these procedures is included in our Code of Business Integrity, which is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents”. Such complaints, reports or concerns may be communicated anonymously and confidentially to the Company’s Chief Compliance Officer, General Counsel or the Chair of the Audit Committee through NAVEX Global, the Company’s third-party

Bristow Group Inc.	16	2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS	1
hotline provider. Those wishing to report concerns may do so by phone (888) 840-4147) or online (https://BristowGroup.TNWReports.com). Complaints received are logged and tracked by the Chief Compliance Officer and the General Counsel or his or her designee, investigated, and communicated to the Chair of the Audit Committee. Both our Code of Business Integrity and the Reporting Concerns and Nonretaliation Policy reflect Section 806 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), which prohibits the Company from retaliating against any person who, in good faith, submits an accounting or auditing complaint, report or concern or provides assistance in the investigation or resolution of such matters.
The Nominating and Corporate Governance Committee proposes nominees for director and acts pursuant to its charter, which is posted on our website, www.bristowgroup.com, under the “Governance” caption. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by our employees, directors, stockholders, and others, including search firms. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm used to identify candidates for director and has sole authority to approve the search firm’s fees and other retention terms.
A stockholder who wishes to recommend a director for nomination must follow the procedures set forth below for nominations to be made directly by a stockholder. In addition, the stockholder should provide such other information as such stockholder may deem relevant to the Nominating and Corporate Governance Committee’s evaluation. All recommendations, regardless of the source of identification, are evaluated on the same basis as candidates recommended by our directors, chief executive officer, other executive officers, third-party search firms or other sources.
Our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders regardless of whether such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow procedures set forth in our Bylaws. Those procedures require a stockholder wishing to nominate a candidate for director at next year’s Annual Meeting of Stockholders to give us written notice not earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. However, if the date of the Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than 120 days prior to the Annual Meeting of Stockholders and not later than the later of 90 days prior to the Annual Meeting of Stockholders or the 10th day after we publicly disclose the meeting date. The notice to our Corporate Secretary must include the following:
•The nominee’s name, age and business and residence addresses;
•The nominee’s principal occupation or employment;
•The class and number of our shares, if any, owned by the nominee;
•The name and address of the stockholder as they appear on our books;
•The class and number of our shares owned by the stockholder as of the record date for the Annual Meeting of Stockholders (if this date has been announced) and as of the date of the notice;
•A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting of Stockholders to nominate the candidate specified in the notice;
•A description of all arrangements or understandings between the stockholder and the nominee; and

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COMMITTEES OF THE BOARD OF DIRECTORS	1
•Any other information regarding the nominee or stockholder that would be required to be included in a proxy statement relating to the election of directors, including the specific experience, qualifications, attributes or skills that led the stockholder to believe that the person should serve as a director.
In addition, our Bylaws require that a nominee for election or re-election must deliver to our Corporate Secretary an irrevocable letter of resignation pursuant to our majority vote policy described in more detail above as well as a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and make certain representations and agreements.
Our Bylaws provide that at least two-thirds of our Board must be citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended. Our Bylaws provide that a person who is not a citizen of the United States is not eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not U.S. citizens and are candidates for election as Directors at the same time, would cause less than two-thirds of the Company’s directors to be citizens of the United States. Of the nine director nominees proposed by our Board for election at the Meeting, all (or more than two-thirds) are citizens of the United States within the meaning of the Federal Aviation Act of 1958, as amended.
Risk Oversight
The Company’s results of operations, financial condition and cash flows can be adversely affected by risk. The management of risk is central to the success of the Company and requires the involvement of the Board, officers and employees, all of whom are entrusted to develop a balanced and prudent approach to risk.
The Company has developed and implemented operational controls designed to identify and mitigate risk associated with its financial decisions, operations, legal, compliance, business development, information technology systems, cybersecurity, data privacy and security controls, changing business conditions and initiation of new business lines. The Chief Executive Officer, with the assistance of the other members of the executive management team, is responsible for, among other risk management measures:
•implementing measures designed to ensure the highest standard of safety for personnel, information technology systems and data security, the environment and property in performing the Company’s operations;
•obtaining appropriate insurance coverage; and
•evaluating and identifying risk related to the Company’s capital structure in light of a rigorous assessment of its business activities.
The Board has reviewed and evaluated, and expects to routinely review and evaluate, its risk profile to ensure that the measures implemented by management are adequate to execute and implement the Company’s strategic objectives. Issues related to risk are regularly discussed by the Chief Executive Officer and the rest of the executive management team with members of the Board both through informal communications, such as email and in-person meetings, and during formal Board meetings. Executive leadership makes a formal presentation to the Board regarding risk management issues at least once per year. Several Board members are familiar with the risks associated with the types of assets managed and owned by the Company and routinely engage in a dialogue with the Chief Executive Officer and appropriate members of executive leadership regarding such risks.
The Audit Committee, together with executive leadership, works to respond to recommendations from internal and external auditors and supervisory authorities regarding the Company’s compliance with internal controls and procedures and other factors that could interfere with the successful implementation of the Company’s strategic plan. The Audit Committee also reviews the adequacy of the Company’s risk management policies and procedures and meets with the General Counsel and

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COMMITTEES OF THE BOARD OF DIRECTORS	1
the Chief Compliance Officer to consider recommendations regarding policies related to risk management. In addition, executive leadership works closely with the General Counsel and the Chief Compliance Officer to facilitate compliance with foreign and domestic laws and regulations.
The Company has established an Enterprise Risk Committee and a Compliance Committee to oversee risk management and compliance activities as a means of bringing issues to the attention of senior management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business. Both the Enterprise Risk Committee and the Compliance Committee assist with the preparation of a report to the Audit Committee at least twice a year regarding the Company’s cybersecurity and data privacy risks and the technologies, policies, processes, controls and practices for managing and mitigating such risks, including the quality and effectiveness of the Company’s information technology systems and processes.
The Board believes that executive leadership’s procedures, combined with Board, Audit Committee, Compliance Committee, and the Enterprise Risk Management Committee oversight, enable the Company to properly and comprehensively assess risk from both an enterprise-wide and departmental perspective, thereby managing and observing the most substantive risks at each level within the Company.
Code of Business Conduct and Ethics
Our Board has adopted a set of Corporate Governance Guidelines, a Code of Business Integrity for directors and employees and a Supplemental Code of Ethics (collectively, our “Code”). A copy of each of these documents, along with the charters of each of the committees described above, is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents” and is also available to stockholders in print without charge upon written request to our Corporate Secretary at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042.
Our Code applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer and all senior financial officers. Our Code covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, international trade regulations, confidentiality, compliance procedures and employee complaint procedures. Our Board periodically reviews and revises our Code, as it deems appropriate.

Bristow Group Inc.	19	2021 Proxy Statement

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of nine directors. The term of office of all of our present directors will expire no later than the day of the Meeting upon the election of their successors. The directors elected at the Meeting will serve until their respective successors are elected and qualified or until their earlier death, resignation or removal.
Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the election of the nominees hereinafter named. Directors having beneficial ownership derived from presently existing voting power of approximately 1.1% of our Common Stock as of the Record Date have indicated that they intend to vote for the election of each of the nominees named below. If any nominee withdraws or for any reason is unable to serve as a director, the persons named in the accompanying proxy either will vote for such other person as our Board may nominate or, if our Board does not so nominate such other person, will not vote for anyone to replace the nominee. Except as described below, our management knows of no reason that would cause any nominee hereinafter named to be unable to serve as a director or to refuse to accept nomination or election.
Vote Required
Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting and voting on the matter. However, all nominees have submitted an irrevocable letter of resignation conditional on (i) such nominee’s failure to receive a majority of votes cast and (ii) acceptance of such resignation by the Board. If you do not wish your shares to be voted for any particular nominee, please identify any nominee for whom you “withhold authority” to vote on the enclosed proxy card or when voting by Internet or telephone. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Recommendation
Our Board unanimously recommends that stockholders vote FOR the election to our Board of each of the nominees named below.
Information Concerning Nominees
Our present Board proposes for election the following nine nominees for director. Each of the nominees named below is currently a director of the Company. All nominees for director are nominated to serve one-year terms until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office.

Bristow Group Inc.	20	2021 Proxy Statement

PROPOSAL 1	1
Director Nominees
We have provided information below about our nominees, including their age, citizenship and business experience for at least the past five years, including service on other boards of directors. We have also included information about each nominee’s specific attributes, experience or skills that led our Board to conclude that he or she should serve as a director on our Board in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of Bristow Group Inc.

Christopher S. Bradshaw Age: 44 Nationality: American Board: since 2015	Principal Occupations

BRISTOW GROUP INC.
President and Chief Executive Officer
since June 2020
ERA GROUP INC.
President and Chief Executive Officer
November 2014 – June 2020
Chief Financial Officer
October 2012 – September 2015
Acting Chief Executive Officer
August 2014 – November 2014

U.S. CAPITAL ADVISORS LLC
(independent financial advisory firm
co-founded by Mr. Bradshaw)
Managing Partner and Chief Financial Officer
2009 – 2012
UBS SECURITIES LLC
Energy investment banker
MORGAN STANLEY & CO.
Energy investment banker
PAINEWEBBER INCORPORATED
Energy investment banker

Directorships

OTHER LEADERSHIP AND SERVICE
	Dress for Success Houston since 2012 Chairman of the Board HeliOffshore since 2014	Small Steps Nurturing Center since 2018 Strategic Locations Committee Nominating Committee The National Ocean Industries Association (NOIA) since 2021
Key Skills and Experience

	Senior Leadership	Aviation or Logistics Management	Finance, Accounting or Legal

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PROPOSAL 1	1

Lorin L. Brass INDEPENDENT Age: 67 Nationality: American Board: since 2020 Compensation: since 2020 Nominating: since 2020	Principal Occupations

	ROYAL DUTCH SHELL	SHELL OIL COMPANY
	Senior Advisor of Business Development Director of Global Business Development, Shell International Exploration & Production	Production Superintendent, Gulf of Mexico Coastal Division Engineering Manager, West Coast Division
Directorships

PRIVATE COMPANIES
Rausch Companies Inc. Chairman, since March 2015
OTHER LEADERSHIP AND SERVICE

Abbey of the Hills
Finance Committee
Chairman of the Governance Committee
since 2018
Brass Family Foundation
Chairman, since 2004
Lennox Area Community Foundation
since 2020
Lincoln Conservation District
since 2008
MHCH Foundation since 2006 South Dakota Mines Alumni Association since 2018 South Dakota Mines Foundation 2007 – 2019 Chairman, 2010 – 2017 South Dakota Investment Council 2014 – 2019
Key Skills and Experience

	Oil and Gas Industry	International Business	Technology/Cybersecurity

Charles Fabrikant INDEPENDENT Age: 76 Nationality: American Board: since 2011 (former Chairman from 2011 to June 2020) Audit: since 2020	Principal Occupations

	FABRIKANT INTERNATIONAL CORPORATION President	SEACOR HOLDINGS INC. (transportation and logistics services company co-founded by Mr. Fabrikant) Executive Chairman and Chief Executive Officer 1989 – April 2021
Directorships

PUBLIC COMPANIES
	SEACOR Marine Holdings Inc. Non-Executive Chairman 2017 – June 2021 SEACOR Holdings Inc. Executive Chairman 1989 – April 2021	Diamond Offshore Drilling, Inc. Audit Committee 2004 – 2019
Key Skills and Experience

	Aviation or Logistics Management	International Business	Risk Management

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PROPOSAL 1	1

Wesley E. Kern INDEPENDENT Age: 54 Nationality: American Board: since 2020 Audit: since 2020 Compensation: since 2020	Principal Occupations

	IMPROVE ONE, LLC Director since 2019 LOBO LEASING LIMITED Executive Vice President and Chief Financial Officer 2014 – 2018	US POWER GENERATING COMPANY Senior Vice President, Finance Vice President, Mergers and Acquisitions) 2006 – 2013 PACIFIC NATURAL ENERGY, LLC Chief Financial Officer
Directorships

	PRIVATE COMPANIES Mile High Labs International, Inc. since August 2020	FORMER DIRECTORSHIPS All in Behavioral Health Meridian Solar, Inc.
Key Skills and Experience

	Aviation or Logistics Management	Finance, Accounting or Legal	Offshore Wind/Renewables

Robert J. Manzo INDEPENDENT Age: 63 Nationality: American Board: since 2020 Nominating: since 2020	Principal Occupations

	RJM I, LLC Founder and Managing Member since 2005 FTI Consulting, Inc. Senior Managing Director 2000 – 2005	POLICANO & MANZO, LLC (financial consulting firm co-founded by Mr. Manzo that was sold to FTI Consulting, Inc. in 2020)
Directorships

	PUBLIC COMPANIES ADVANZ PHARMA Corp. since 2018 Visteon Corporation since 2012	PRIVATE COMPANIES Star Struck LLC since 2010 Ocean Reef Club Chairman, 2019 – April 2021
Key Skills and Experience

	Finance, Accounting or Legal	Public Company Governance	Mergers and Acquisitions

Bristow Group Inc.	23	2021 Proxy Statement

PROPOSAL 1	1

G. Mark Mickelson INDEPENDENT Age: 55 Nationality: American Board: since 2020 Chairman: since 2020	Principal Occupations

	MICKELSON & COMPANY, LLC (financial consulting firm founded by Mr. Mickelson) President since 2005	SOUTH DAKOTA HOUSE OF REPRESENTATIVES Speaker, 2017 – 2018 Speaker pro Tempore, 2015 – 2016 Member, 2012 – 2016
Directorships

	PRIVATE COMPANIES ISG Audit Committee since January 2020 PUBLIC COMPANIES Meta Financial Group, Inc. Audit Committee; Board Loan Committee 1997 – 2006	OTHER LEADERSHIP AND SERVICE South Dakota Community Foundation USD Foundation Sioux Falls Area Chamber of Commerce Board Sioux Falls Development Foundation South Dakota Board of Economic Development
Key Skills and Experience

	Finance, Accounting or Legal	Government Affairs/ Contracting	Public Company Governance

General Maryanne Miller, Ret. INDEPENDENT Age: 62 Nationality: American Board: since 2021	Principal Occupations

U.S. AIR FORCE
Four-Star General, Retired
Commander of Air Mobility Command
Commander of the Air Force Reserve
Air Component for U.S. Transportation Command
Command pilot (more than 4,800 flying hours in numerous aircraft)
NEW VISTA ACQUISITION CORP. Advisor
Directorships

OTHER LEADERSHIP AND SERVICE Board of Trustees for Manhattan College Member The Leaven Honorary Board Member
Key Skills and Experience

	Aviation or Logistics Management	Government Affairs/ Contracting	Advanced Air Mobility

Bristow Group Inc.	24	2021 Proxy Statement

PROPOSAL 1	1

Christopher Pucillo INDEPENDENT Age: 53 Nationality: American Board: since 2020 Compensation: since 2020 Nominating: since 2020	Principal Occupations

	SOLUS ALTERNATIVE ASSET MANAGEMENT LP (asset management firm founded by Mr. Pucillo) Managing Partner and Chief Executive Officer / Chief Investment Officer since 2007	STANFIELD CAPITAL PARTNERS Head of Trading 2000 – 2007 MORGAN STANLEY Head of High Yield Loan Trading 1996 – 2000
Directorships

OTHER LEADERSHIP AND SERVICE Oak Knoll School of the Holy Child Chairman of the Investment Committee Finance Committee Telluride Foundation Western Golf Association
Key Skills and Experience

	Finance, Accounting or Legal	Strategic Planning	Mergers and Acquisitions

Brian D. Truelove INDEPENDENT Age: 62 Nationality: American Board: since 2020 Audit: since 2020 Nominating: since 2020	Principal Occupations

HESS CORPORATION
Senior Vice President, Global Services
Chief Information Officer (CIO), Chief Technology Officer (CTO) and Head of Supply Chain / Logistics
2011 – 2018
Senior Vice President, Global Offshore Business
Senior Vice President, Global Drilling and Completions
ROYAL DUTCH SHELL Senior Vice President for the Abu Dhabi National Oil Company/NDC on secondment from Shell Head of Global Deepwater Drilling and Completions 1980 – 2010
Directorships

PRIVATE COMPANIES Expro Group Audit Committee since 2018
Key Skills and Experience

	Oil and Gas	Risk Management	Technology/Cybersecurity

Bristow Group Inc.	25	2021 Proxy Statement

EXECUTIVE OFFICERS OF THE REGISTRANT	1
EXECUTIVE OFFICERS OF THE REGISTRANT
Under our Bylaws, our Board elects our executive officers annually. Each executive officer remains in office until that officer ceases to be an officer or his or her successor is elected. There are no family relationships among any of our executive officers. As of the close of business on June 7, 2021, our executive officers were as follows:

Name	Age	Position Held with Registrant

Christopher S. Bradshaw	44	President and Chief Executive Officer
David F. Stepanek	55	Executive Vice President, Sales and Chief Transformation Officer
Alan Corbett	63	Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue
Crystal L. Gordon	42	Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
Jennifer D. Whalen	47	Senior Vice President, Chief Financial Officer

Christopher S. Bradshaw has served as a Director and our President and Chief Executive Officer since June 2020. He previously served as President and Chief Executive Officer of Era from November 2014 to June 2020 and Chief Financial Officer of Era from October 2012 to September 2015. Mr. Bradshaw was appointed a director of Era in February 2015. He served as Era’s Acting Chief Executive Officer from August 2014 to November 2014. From 2009 until 2012, Mr. Bradshaw served as Managing Partner and Chief Financial Officer of U.S. Capital Advisors LLC, an independent financial advisory firm that he co-founded. Prior to co-founding U.S. Capital Advisors LLC, Mr. Bradshaw was an energy investment banker at UBS Securities LLC, Morgan Stanley & Co., and PaineWebber Incorporated. He received a degree in Economics and Government from Dartmouth College.
David F. Stepanek has served as our Executive Vice President, Sales and Chief Transformation Officer since April 2021. In this role, Mr. Stepanek has responsibility for all sales, marketing and commercial functions of the Company’s business, focusing on both the Company’s existing end markets and the transformation of the Company’s business mix through strategic diversification into new markets. Mr. Stepanek served as our Executive Vice President, Chief Operating Officer from June 2020 until April 2021. He previously served as Senior Vice President, Business Development of Era when he joined Era in January 2020. From 2010 through 2019, Mr. Stepanek held positions within PHI, Inc., most recently having served as President, PHI Americas, responsible for the overall performance and direction of PHI’s U.S. and international operations in the Western Hemisphere. Before becoming President PHI Americas, he served as PHI, Inc. Chief Commercial Officer and led the company’s growth in the U.S. Gulf of Mexico and international expansion including the acquisition of HNZ Group’s offshore helicopter business. Before joining PHI in 2010, Mr. Stepanek held a variety of leadership positions at Era. After four years’ service in the U.S. Marine Corps as a heavy lift helicopter avionics technician, Mr. Stepanek moved to Sikorsky as an avionics technician and field service representative; he was subsequently promoted and contributed to the sales and product development of the S-76 and S-92 aircraft, amongst many other roles.
Alan Corbett has served as our Senior Vice President for Europe, Africa, Middle East, Asia and Australia and Search and Rescue since June 2020. Mr. Corbett is responsible for the Company’s operations in Australia, Nigeria, Norway and the U.K. Mr. Corbett is also responsible for the Company’s SAR operations. Mr. Corbett served in a similar role at Old Bristow from June 2018 to June 2020. He previously served as Old Bristow’s Vice President, EAMEA from June 2017 to June 2018. Before that, he served as Old Bristow’s Region Director of the Europe Caspian Region from April 2015 to June 2017 and Region Director of the Europe Business Unit (EBU) from August 2014 to March 2015, in which capacities he had

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EXECUTIVE OFFICERS OF THE REGISTRANT	1
commercial and operational oversight of the region, including the successful transition to a fully Bristow-operated U.K. SAR service. Old Bristow filed for Chapter 11 bankruptcy protection in May 2019 in order to reorganize. Old Bristow successfully emerged from bankruptcy in October 2019. Prior to joining Old Bristow in August 2014, Mr. Corbett worked since 1985 in a number of management positions with Baker Hughes Incorporated, including vice president positions in the Middle East, Asia Pacific and Africa, most recently serving as Vice President, Sub Sahara Africa from 2011 to 2014.
Crystal L. Gordon has served as our Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary since June 2020. In this role, Ms. Gordon is responsible for legal, compliance, collective bargaining agreements, government relations and contract review and management. Previously, she served as Senior Vice President, General Counsel & Chief Administrative Officer of Era when she joined in January 2019. From 2011 through 2018, Ms. Gordon served as the Executive Vice President, General Counsel and Corporate Secretary of Air Methods Corporation, an emergency air medical company operating over 400 aircraft throughout the U.S. Prior to her appointment at Air Methods Corporation, Ms. Gordon worked in private practice as a corporate and securities lawyer with Davis, Graham and Stubbs LLP, in Denver, Colorado. Ms. Gordon served in several compliance roles in the financial services industry prior to attending law school. She attended the University of Denver for law school and received a bachelor’s degree in biology from Santa Clara University.
Jennifer D. Whalen has served as our Senior Vice President, Chief Financial Officer since June 2020. In this role, Ms. Whalen is responsible for company accounting, financial reporting, investor relations, strategy and M&A, tax, information technology (IT) and other financial aspects of the Company. Previously, she served as the Senior Vice President, Chief Financial Officer of Era since February 2018. Ms. Whalen served as Era’s Vice President and Chief Accounting Officer from August 2013 until her appointment as Vice President, Acting Chief Financial Officer in June 2017. Ms. Whalen joined Era as Controller in April 2012. From August 2007 to March 2012, she served in several capacities at nLIGHT Photonics Corporation, a supplier of high-performance lasers, including as Director of Accounting. Prior to these roles, she served as the Manager of Accounting at InFocus Corporation for over two years. After serving in the U.S. military, Ms. Whalen started her career in public accounting in the assurance practice group at PricewaterhouseCoopers for approximately five years. She received a B.S. in Accounting from Alabama A&M University and a master’s degree in Accounting from the University of Southern California.

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SECURITIES OWNERSHIP	1
SECURITIES OWNERSHIP
Holdings of Certain Beneficial Owners
The following table shows certain information with respect to beneficial ownership of our Common Stock held by any person known by us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class(1)

South Dakota Investment Council 4009 West 49th Street, Suite 300 Sioux Falls, South Dakota 57106	6,674,073(2)	22.5%
Solus Alternative Asset Management LP 25 Maple Street, 2nd Floor Summit, New Jersey 07901	4,483,657(3)	15.1%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,975,197(4)	10.0%
Empyrean Capital Overseas Master Fund, Ltd. 10250 Constellation Boulevard, Suite 2950 Los Angeles, California 90067	1,977,944(5)	6.7%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,566,255(6)	5.3%
(1)Percentage of the 29,694,071 shares of Common Stock of the Company outstanding as of March 31, 2021.
(2)According to a Schedule 13D filed June 22, 2020 with the Securities and Exchange Commission, South Dakota Investment Council has shared voting and dispositive power with respect to all of such shares. Reflects shares of Common Stock directly held by South Dakota Retirement System (“SDRS”), for which South Dakota Investment Council is the investment manager. Matthew L. Clark, in his position as the State Investment Officer, has voting and investment power over the SDRS assets and has voting and investment power over the shares.
(3)According to Amendment 2 to its Schedule 13D filed November 17, 2020 with the Securities and Exchange Commission, as modified by Form 4 filed on November 20, 2020, Solus Alternative Asset Management LP (“Solus”), Solus GP LLC (“Solus GP”), in its capacity as general partner of Solus, and Christopher Pucillo, in his capacity as managing member of Solus GP, may be deemed to have shared voting and dispositive power with respect to all of such shares. However, these reporting persons expressly disclaim beneficial ownership and membership in a group in these securities and did so in such filings.
(4)According to a Schedule 13G filed on April 12, 2021 with the Securities and Exchange Commission, BlackRock, Inc. has sole voting power with respect to 2,957,505 of such shares and sole dispositive power with respect to all of such shares. The Schedule 13G states that iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock, and such person’s interest in such shares of Common Stock is more than 5% of the total outstanding shares of Common Stock of the Company.
(5)According to Amendment 1 to its Schedule 13G filed on February 11, 2021 with the Securities and Exchange Commission, Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), Empyrean Capital Partners, LP (“ECP”), in its capacity as investment manager of ECOMF, and Mr. Amos Meron, in his capacity as the managing member of Empyrean Capital, LLC, the general partner of ECP, each have shared voting and dispositive power with respect to all of such shares.
(6)According to Amendment 2 to its Schedule 13G filed on February 10, 2021 with the Securities and Exchange Commission (the “Amended Schedule 13G”), The Vanguard Group, Inc. (“Vanguard”) has shared voting power with respect to 7,106 of such shares, sole dispositive power with respect to 1,546,364 of such shares and shared dispositive power with respect to 19,891 of such shares. The Amended Schedule 13G indicates that Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited, each a wholly-owned subsidiary of Vanguard, are the beneficial owners of the securities and that no such entity beneficially owns more than 5% of the Common Stock.

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SECURITIES OWNERSHIP	1
Holdings of Directors, Nominees and Executive Officers
The following table shows how many shares (i) each of our directors, (ii) each of our Named Executive Officers included in the Summary Compensation Table on page 55 of this Proxy Statement and (iii) all of our directors and executive officers as a group beneficially owned as of the close of business on June 7, 2021:

Name(1)	Shares Directly and Indirectly Owned as of June 7, 2021(2)	Options Exercisable on or prior to August 6, 2021	Total Shares Beneficially Owned	Percent of Class(3)

Christopher S. Bradshaw	168,490	33,333	201,823	*
Lorin L. Brass	2,679	1,626	4,305	*
Alan Corbett	10,001	6,667	16,668	*
Charles Fabrikant(4)	226,103	—	226,103	*
Crystal L. Gordon	33,364	—	33,364	*
Wesley E. Kern	2,679	1,626	4,305	*
Robert J. Manzo	2,679	1,626	4,305	*
G. Mark Mickelson	26,502	4,555	31,057	*
General Maryanne Miller, Ret.	—	—	—	*
Christopher Pucillo(5)	—	—	4,483,657	15.1%
David F. Stepanek	19,200	—	19,200	*
Brian D. Truelove	2,679	1,626	4,305	*
Jennifer D. Whalen	43,010	—	43,010	*
Paul T. White(6)	30,401	5,000	35,401	*
All directors and executive officers as a group (13 persons)(7)	567,787	56,059	5,107,503	17.2%
*Represents less than 1%.
(1)The business address of each director and executive officer is 3151 Briarpark Drive, Suite 700, Houston, Texas 77042.
(2)Excludes unvested restricted stock over which the holders do not have voting or dispositive powers.
(3)Percentages of our Common Stock outstanding as of June 7, 2021, adjusted for each Named Executive Officer, executive officer and director to include such Named Executive Officer’s, executive officer’s and director’s total shares beneficially owned as of such date.
(4)Includes: (i) 81,119 shares of our Common Stock owned directly; (ii) 107,843 shares of our Common Stock owned by Fabrikant International Corporation, of which Mr. Fabrikant is President; (iii) 20,000 shares of our Common Stock held by the Charles Fabrikant 2012 GST Exempt Trust, of which Mrs. Fabrikant is a trustee; (iv) 12,607 shares of our Common Stock held by the Charles Fabrikant 2009 Family Trust, of which Mr. Fabrikant is a trustee; (v) 4,000 shares of our Common Stock owned by the Sara Fabrikant 2012 GST Exempt Trust, of which Mr. Fabrikant is a trustee; (vi) 267 shares of our Common Stock owned by the Harlan Saroken 2009 Family Trust, of which Mrs. Fabrikant is a trustee; and (vii) 267 shares of our Common Stock owned by the Eric Fabrikant 2009 Family Trust, of which Mrs. Fabrikant is a trustee. Mr. Fabrikant disclaims beneficial ownership of 132,377 of his indirect shares, except to the extent of his pecuniary interest therein.
(5)Because of his position as the managing member of Solus GP LLC, the general partner of Solus Alternative Asset Management LP (“Solus”), Mr. Pucillo may be deemed indirect beneficial owner of the 4,483,657 shares of Common Stock held directly or indirectly by certain funds and accounts managed by Solus and/or affiliates thereof (see “Securities Ownership — Holdings of Certain Beneficial Owners”), except to the extent of his pecuniary interest therein. Pursuant to applicable reporting requirements, Mr. Pucillo is reporting indirect beneficial ownership of the entire amount of our shares of Common Stock managed by Solus but he disclaims beneficial ownership of such shares.
(6)Beneficial ownership information for the Company’s former executive officer, Mr. White, is as of June 11, 2020, the most recent date for which information is available. Mr. White departed the Company on June 11, 2020.
(7)Includes Messrs. Bradshaw, Brass, Corbett, Fabrikant, Kern, Manzo, Mickelson, Pucillo, Stepanek and Truelove, General Miller, Ret. and Mses. Gordon and Whalen.

Bristow Group Inc.	29	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS	1
COMPENSATION DISCUSSION
AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our fiscal year 2021 executive compensation program for the following executive officers who served in the positions set forth below during fiscal year 2021 (collectively, the “Named Executive Officers” or “NEOs”):
Our Named Executive Officers

Name	Title

Christopher S. Bradshaw	President and Chief Executive Officer
David F. Stepanek	Executive Vice President, Sales and Chief Transformation Officer
Alan Corbett	Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue
Crystal L. Gordon	Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
Jennifer D. Whalen	Senior Vice President, Chief Financial Officer
Paul T. White	Former Senior Vice President, Commercial
You should read this section of the Proxy Statement in conjunction with the advisory vote that we are conducting on the compensation of our Named Executive Officers (see “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation” on page 66 of this Proxy Statement), as it contains information that is relevant to your voting decision.

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COMPENSATION DISCUSSION AND ANALYSIS	1
Executive Overview
On June 11, 2020, we closed the Merger, forming a larger, more diverse and financially stronger global leader in vertical flight solutions. As a result of the Merger, the newly appointed members of the Compensation Committee (the “Committee”) and the Board had the opportunity to evaluate and develop a new compensation philosophy and design for the combined company. The new compensation philosophy and design described in the CD&A is an outcome of the evaluation process undertaken by the Committee following the Merger.
The Committee believes that there must be a meaningful link between the compensation paid to our Named Executive Officers and our goal of long-term value creation for our stockholders. This core philosophy is embedded in the following principles that guide all aspects of our executive compensation program:

Emphasis on Pay for Performance	A substantial portion of compensation should be variable, contingent and directly linked to Company and individual performance.
Attract, Retain and Motivate Talented and Experienced Executives	Total direct compensation should be competitive to attract the best talent to the Company, motivate executives to perform at their highest levels, reward individual contributions that improve the Company’s ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value.
Balance and Responsibility	The program should balance incentives for delivering outstanding long-term sustainable performance against the potential to encourage inappropriate risk-taking. Compensation should consider each executive’s responsibility to act at all times in accordance with our Code of Business Integrity and Supplemental Code of Ethics.
Stockholder Alignment	The financial interests of executives should be aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.
Enhancements to the Executive Compensation Program
In designing the new executive compensation program for the combined company, the following enhancements were made to better align with pay for performance and stockholder interests:
•Modification of the long-term incentive program to introduce performance-based stock units and, for fiscal year 2021, stock options. The long-term incentives awarded under the Era executive compensation program historically consisted of only time-based restricted stock units;
•The fiscal year 2021 long-term incentive program for the Named Executive Officers was focused on alignment with stockholders through the award of stock options and performance-based stock units tied to stock appreciation over a 3-year performance period. The Committee does not intend for stock appreciation to be the exclusive performance metric for the long-term incentive compensation program; however, given the timing of the Merger and the desire to recognize improved financial performance, the Committee believed this was the most appropriate performance metric to align with stockholders at that time. Beginning in fiscal year 2022, the long-term incentive program will include 50% time-based restricted stock units and 50% performance-based stock units tied to achievement of both an absolute financial metric and relative total stockholder return;
•Increased the weighting of the financial metric in the short-term annual incentive program for fiscal year 2021 (“FY21 STIP”) from 40% at Era to 50%; and
•Established a minimum financial metric Threshold that must be achieved prior to the payment of any amounts under the individual strategic goals portion of the FY21 STIP. Payment of any amounts for the individual strategic

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COMPENSATION DISCUSSION AND ANALYSIS	1
goals portion of the FY21 STIP were funded only if the Company achieved 92% of the Threshold performance level for Adjusted EBITDA.
Recent Business Accomplishments
Several of our noteworthy accomplishments during fiscal year 2021 were as follows:
•In a challenging environment, we closed the Merger on June 11, 2020, forming a larger, more diverse and financially stronger global leader in vertical flight solutions.
•Our continued commitment to our Target Zero safety culture resulted in zero air accidents, a 75% reduction in severe injury events, and a 57% year-over-year reduction in lost work days.
•We realized meaningful value enhancement from achievement of cost synergies, identifying at least $50 million of annualized cost savings, with projects representing $30 million of annualized run-rate synergies completed as of March 31, 2021.
•We successfully closed a $400 million private offering of senior secured notes on February 25, 2021, strengthening our balance sheet and enhancing our strategic and operational flexibility.
•We generated substantial Adjusted Free Cash Flow of $185 million following the Merger. See Appendix A to this Proxy Statement for reconciliation of Adjusted Free Cash Flow.
•In response to the COVID-19 pandemic, we protected our employees, customers, and communities through a number of actions, including the implementation of flexible work schedules, incremental paid time off for employees experiencing symptoms and augmenting safety operational procedures to prevent workplace and passenger exposure.
•We also engaged in a number of key projects to support our strategic priorities, as discussed in more detail under “Individual Compensation Decisions”.
Managing through the COVID-19 Pandemic
In fiscal year 2021, we demonstrated resilience in an extremely challenging environment due to the COVID-19 pandemic and the collapse in oil and gas prices and ensuing market volatility. As a result of the timing of the Merger closing and the change to our fiscal year end from December 31 to March 31, the Committee and the Board had good visibility on how COVID-19 was impacting our operations. In an effort to ensure that executive pay remained aligned with the experience of our stockholders during the COVID-19 pandemic, the Committee and the Board implemented the following actions when developing the fiscal year 2021 executive compensation program:

✓	Set a minimum share price target in connection with fiscal year 2021 equity awards to avoid excessive dilution given market volatility;
✓	Eliminated a stretch performance level for the financial metric (i.e., Adjusted EBITDA) included in the FY21 STIP, given that the financial targets were established based upon a revised financial forecast that incorporated the impact of COVID-19 on the business; and
✓	Established a minimum Adjusted EBITDA Threshold that must be achieved prior to the payment of any amounts earned for individual strategic goals in fiscal year 2021. Payment of any amounts for the individual strategic goals portion of the FY21 STIP were funded only if the Company achieved 92% of the Threshold performance level for Adjusted EBITDA.

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COMPENSATION DISCUSSION AND ANALYSIS	1
Selected Financial Performance Results
Below are several key financial highlights for fiscal year 2021(1).

Available Liquidity(2)		Net Debt(2)		Adjusted Free Cash Flow for the 9-month Period Following the Merger(3)		Pro Forma LTM Adjusted EBITDA(4)
$284 million		$346 million		$185 million		$181 million

Realization of Synergies in Connection with the Merger

G&A Savings	+	Fleet Cost Savings	+	Other OpEx Savings	=	+$50 Million Annual Run-Rate Savings

Returning Value to Stockholders - Opportunistic repurchases of 448,252 shares of Common Stock during fiscal year 2021 for gross consideration of $10 million.

(1)Amounts shown as of March 31, 2021.
(2)Comprised of $228.0 million in unrestricted cash balances and $56.1 million of remaining availability under ABL Facility (see Appendix A for reconciliation).
(3)See Appendix A to this Proxy Statement for reconciliation of Adjusted Free Cash Flow.
(4)See Appendix A to this Proxy Statement for reconciliation of Pro Forma LTM Adjusted EBITDA.

Elements of Target Total Direct Compensation for Fiscal Year 2021
We have three primary elements of compensation: base salary, annual short-term incentives and long-term incentives.

Base Salary	Annual Short-Term Incentive (STI) Cash Award	Long-Term Incentive (LTI) Performance-based Stock Units and Non-Qualified Stock Options
Provides a competitive level of fixed compensation, which is based upon individual factors such as scope of responsibility, experience, and strategic impact	Variable cash compensation component aligned with near-term objectives, while also supporting our long-term strategic plan	•Variable equity-based compensation component emphasizing long-term Company performance •Aligns executive officer interests with our stockholders’
Benefits and Perquisites NEOs are generally not eligible for any additional benefits or perquisites beyond what is provided to the general employee population

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COMPENSATION DISCUSSION AND ANALYSIS	1
A substantial portion of compensation for our CEO and other Named Executive Officers is dependent upon performance. Set forth below is the target direct compensation mix which is comprised of base salary, target annual cash incentive award opportunity, and the grant date fair value of long-term incentive awards.

Fiscal Year 2021 Target Direct Compensation Mix
Christopher S. Bradshaw
17%
25%
58%
David F. Stepanek
26%
21%
53%
Alan Corbett
31%
23%
46%
Crystal L. Gordon
28%
29%
43%
Jennifer D. Whalen
31%
23%
46%
Base Salary
Annual STI
LTI

Base Salary ($)	Annual STI ($)	LTI ($)	Total ($)
720,000	1,080,000	2,520,000	4,320,000
X	X	X	X
400,000	320,000	800,000	1,520,000
X	X	X	X
413,542	310,157	620,314	1,344,013
X	X	X	X
380,000	380,000	570,000	1,330,000
X	X	X	X
380,000	285,000	570,000	1,235,000
X X X	X X X	X X X	X X X

How We Align Pay with Performance
As shown above, a substantial portion of the compensation for the Named Executive Officers is variable or at risk, with 83% of our Chief Executive Officer’s target compensation at risk and an average of 71% of the other Named Executive Officer’s target direct compensation at risk.
In fiscal year 2021, the Committee relied on the following performance metrics: (i) stock price performance, (ii) Adjusted EBITDA (50% weighting in the FY21 STIP), (iii) safety (25% weighting in the FY21 STIP), and (iv) individual strategic goals (25% weighting in the FY21 STIP).
Commencing in fiscal year 2022, the Committee will utilize relative total stockholder return (“RTSR”) and cash return on invested capital (“Cash ROIC”) as performance metrics in the long-term incentive portion of the executive compensation program. Each metric will have a 25% weighting and be settled in shares at the end of the three-year period. The other 50% of the long-term incentive program for fiscal year 2022 will be comprised of time-based restricted stock units vesting equally over a three-year period.
How Fiscal Year 2021 Performance Affected Incentive Payouts
Given industry conditions, the impact of the global pandemic and the pending Merger which was expected to occur by the end of the first quarter of fiscal year 2021, the Committee opted to measure all performance levels for our executive compensation program for the nine-month period beginning on July 1, 2020 and ending March 31, 2021 (the “FY21 Performance Period”). As outlined in more detail in the CD&A, the Company did not achieve the Threshold Adjusted EBITDA performance level established under the FY21 STIP for the applicable performance measurement period.
As a result, our fiscal year 2021 compensation reflects the failure to achieve the Threshold Adjusted EBITDA performance level, while recognizing an exemplary year in global safety and the efforts undertaken by the Named Executive Officers in connection with the closing of the Merger and the integration efforts accomplished thereafter.

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The table below shows the Company’s performance measured against the pre-established performance goals for the FY21 STIP and the fiscal year 2021 performance-based stock units (“FY21 PSUs”).

Performance Metric	Actual Result for Applicable Performance Period(1)	Threshold	Target (100%)	Stretch (200%)	Payout (as a % of Target)

FY21 STIP
Adjusted EBITDA (50%)	$115.7 million	$125 million	$145 million	Eliminated for FY21 STIP	0%
Safety (25%)
ICAO Air Accident(2)	0	0	0	0	200%
Lost Time Incident Severity Rate (“LTISR”)	5.33	10.47	8.38	6.29
Individual Strategic Goals (25%)	100%(3)	Forfeited if 92% of the Threshold performance level for the Adjusted EBITDA performance metric is not achieved.			100%
FY21 Long-Term Incentive Program
FY21 PSUs(4)	$27.28	N/A	$25.50	N/A	100%
(1)The performance period for the FY21 STIP was July 1, 2020 to March 31, 2021. The FY21 PSUs are subject to a three-year performance period ending on June 12, 2023, where one-third (1/3) of the shares underlying the FY21 PSUs may be earned subject to the achievement of a target volume weighted average price per share of our Common Stock over the 120-day period immediately preceding each of June 12, 2021, June 12, 2022, and June 12, 2023.
(2)Any fatality would have resulted in elimination of the complete safety incentive for the fiscal year.
(3)Average performance level of our NEOs with respect to the applicable Individual Strategic Goals.
(4)One-third (1/3) available to be earned each year subject to achievement of a target volume weighted average price per share of Common Stock over the 120-day period immediately preceding a scheduled earn date. All earned FY21 PSUs will vest on June 12, 2023, subject to the grantee’s continued employment as of such date.

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Total Stockholder Return Since the Merger of Era and Old Bristow
*Source: FactSet Market Data as of March 31, 2021.

Executive Compensation Program Best Practices

✓ WHAT WE DO	✓	Regularly engage with large stockholders to discuss matters of interest.
	✓	Pay for performance. Place a heavy emphasis on variable pay with approximately 83% of our Chief Executive Officer’s target direct compensation contingent upon financial and operational performance and growth in long-term stockholder value.
	✓	Use performance-based long-term incentive awards compensation through performance-based stock units and stock options for which value is contingent upon stock price performance relative to grant date.
	✓	Annual review of target compensation levels relative to an appropriate set of peers.
	✓	Reinforce the alignment of stockholders and our executives and directors by requiring significant levels of stock ownership.
	✓	Ensure accountability and manage risk through a robust financial restatement clawback policy applicable to our executive officers, limits on maximum annual cash incentive award opportunities and ongoing risk assessments of our program.
	✓	Use relative and absolute performance metrics to determine the payment of future performance awards under the Company’s long-term incentive awards.
	✓	The Compensation Committee is comprised of independent directors and has the ability to engage the services of an independent compensation consultant and outside counsel.

X WHAT WE DON’T DO	X	No employment agreements with any of our executive officers.
	X	No pledging (unless our General Counsel consents to the pledge) or hedging of our company stock, and no repricing stock options.
	X	No excise tax gross-ups.
	X	No significant perquisites.
	X	No guarantee of bonuses.

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Factors Considered in Determining Executive Compensation
Compensation Consultant and Management
The Committee sets compensation levels based on the skills, experience and achievements of each Named Executive Officer after taking into account market analysis, input by its independent compensation consultant and the compensation recommendations of our Chief Executive Officer, except with respect to his own compensation. The Committee believes that input from both its independent compensation consultant and our Chief Executive Officer provides useful information and points of views to assist the Committee in determining appropriate compensation.
We are always competing for the best talent with our direct industry peers and with the broader market. Consequently, the Committee, together with its independent compensation consultant, regularly reviews the market data, pay practices and ranges of specific peer companies to ensure that we continue to offer relevant and competitive executive pay packages each year. The Committee generally targets compensation to the market median for executive compensation program.
The Committee retained Mercer LLC (“Mercer”) to serve as its executive compensation consultant for fiscal year 2021. Prior to engaging Mercer, the Committee evaluated Mercer’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Committee reviewed the independence of Mercer and concluded that it is independent and that its work for the Committee will not raise any conflicts of interest. The Committee has the sole authority to modify or approve Mercer’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement, and hire a replacement or additional consultant at any time. No other consulting firm made recommendations to the Committee or management on the peer group composition or on the form, amount or design of executive compensation in fiscal year 2021.
Executive Compensation Peer Group
Our peer group was developed primarily based on industry and size, focusing on companies in the oil and gas equipment and services and air transportation sectors. The Committee reviews the peer group on an annual basis.
Our peer group for fiscal year 2021 included each of the 17 companies listed below in decreasing order of global revenues for the most recently ended fiscal year for each such company.

Company	Revenue (in millions)	Company	Revenue (in millions)

Atlas Air Worldwide Holdings	$3,211	Noble Corp	$964
Transocean Ltd.	$3,152	Superior Energy Services	$851
Kirby Corporation	$2,171	SEACOR Holdings	$754
SkyWest	$2,127	Helix Energy Solutions Group	$734
Oceaneering International	$1,828	Oil States International	$638
Spirit Airlines	$1,810	Forum Energy Technologies	$512
Air Transport Services Group	$1,571	Newpark Resources	$493
Valaris	$1,427	Core Laboratories N.V.	$487
Allegiant Travel Company	$990
Bristow FY 2021 Global Revenues			$1,178
Proxy Peer Group Median			$990

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COMPENSATION DISCUSSION AND ANALYSIS	1
Analysis of Executive Officer Compensation
Overview of the Fiscal Year 2021 Executive Compensation Program
The compensation of our Named Executive Officers consists of the following three key components that are described in more detail below: (1) base salary; (2) annual short-term incentive awards; and (3) long-term equity incentive awards.

Base Salary
To attract and retain talented and qualified executives, we provide competitive base salaries, which the Committee generally targets at the market median for executives with similar responsibilities. The Committee considers the competitive market data noted in the section entitled “Factors Considered in Determining Executive Compensation” when setting base salary. Salary adjustments have been typically made in June of each year and are based on the individual’s experience and background, the general movement of salaries in the marketplace, the Company’s financial performance and a qualitative assessment of the individual’s performance by his or her immediate supervisor, or in the case of the Chief Executive Officer, by the Board.
Fiscal Year 2021 and Fiscal Year 2022 Base Salaries
Upon consummation of the Merger, the Committee approved the base salaries set forth below for fiscal year 2021. The Committee did not approve any base salary adjustments for fiscal year 2022 other than: (i) a 5% increase for Ms. Whalen in connection with the recent corporate management reorganization announced on April 1, 2021 where Ms. Whalen took on additional responsibilities, including oversight of the information technology department; and (ii) a 5% increase for Ms. Gordon effective as of June 1, 2021, based on the Committee’s review of market data for executives with similar responsibilities.

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The following table summarizes these changes:

Named Executive Officers	Base Salary Prior to June 11, 2020	Base Salary Effective June 11, 2020	Base Salary Effective June 1, 2021

Christopher S. Bradshaw	$695,000	$720,000	$720,000
David F. Stepanek	$320,000	$400,000	$400,000
Alan Corbett(*)	N/A	$413,542	$413,542
Crystal L. Gordon	$375,000	$380,000	$400,000
Jennifer D. Whalen	$310,000	$310,000	$400,000
(*)Mr. Corbett joined the Company on June 11, 2020 in connection with the Merger. Mr. Corbett’s base salary in GBP is £301,886. The USD amounts of his cash compensation are based on an exchange rate of 1 GBP to 1.369863014 USD, being the foreign exchange rate as of March 31, 2021.
Short-Term Annual Incentive Program
The Company maintains a short-term annual incentive program (the “STIP”) to reward selected executive officers and other employees for their contributions to the performance of the Company by achieving specific safety and financial metrics and individual strategic goals intended to support the Company’s strategic priorities.
The Committee sets the annual target value of each Named Executive Officer’s short-term incentive award opportunity as a percentage of the executive’s base salary. Generally, the award opportunities for each metric evaluated under the STIP are established at Threshold, Target and Stretch levels. The Stretch level for each metric is capped at 200% of target, and as a result, the overall potential amount that could be earned is capped at 200% of Target.
Given industry conditions, the impact of the global pandemic and the pending merger which was expected to occur by the end of the first quarter in fiscal year 2021, the Committee opted to measure all performance levels for our STIP for the nine-month period beginning on July 1, 2020 and ending March 31, 2021 (the “FY21 Performance Period”). Employees of Old Bristow received an annual STIP payout for 12 months of service based on actual performance for the FY21 Performance Period. Employees of Era received an annual STIP payout for the nine months of service based on actual performance for the FY21 Performance Period. In addition and as further described herein, given the change in fiscal year and six months of service lapsed with Era, employees of Era also received a STIP payout based on actual performance at Era from January 1, 2020 through June 30, 2020.
Following the Merger, the Committee designed the STIP for fiscal year 2021 (the “FY21 STIP”). The FY21 STIP included three performance metrics: safety, financial (i.e., Adjusted EBITDA) and individual strategic goals aligned with the operational and strategic objectives of the Company’s business. The relative weightings of each performance metric are set forth below. Attainment of 92% of the Threshold performance level for Adjusted EBITDA was required in order for any Named Executive Officer to receive any payment for achievement of the individual strategic goals.

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FY21 STIP Mix and Performance Metrics

Safety Metric
25%
AA and
LTISR
Financial Metric
50%
Adjusted
EBITDA
Individual
Strategic Goals
25%

Overview of Safety Performance (25%)
Safety is our number one core value and highest operational priority. Our safety performance metrics under the FY21 STIP included (i) consolidated air accidents (“AA”), which is a measure of aircraft accidents that accounts for the severity of any damage or injuries sustained during such events, for the fiscal year compared to a preset target; and (ii) personal injury events as measured by a lost time incident severity rate reflecting the number of lost work days experienced expressed as a rate per 100 full-time employees (“LTISR”). AA and LTISR each account for 12.5% (together accounting for 25%) of the weighting for the FY21 STIP. Both of these safety performance metrics are measured at the consolidated corporate level.

The Company’s continued commitment to our Target Zero safety culture resulted in zero air accidents, a 75% reduction in severe injury events, and a 57% year-over-year reduction in lost work days.

Financial Performance/Adjusted EBITDA (50%)
Our financial performance metric for the FY21 STIP was measured by Adjusted EBITDA. The performance threshold for Adjusted EBITDA was not met, resulting in no payment for the financial performance metric under the FY21 STIP.

Threshold level of performance for Adjusted EBITDA was not met, resulting in no earned amounts for this performance metric.

Individual Strategic Goals (25%)
Under the FY21 STIP, the Committee, together with the Chief Executive Officer (other than for himself) approved individual objectives for each Named Executive Officer aligned with the Company’s strategic priorities and achievement of the synergies associated with the Merger. The individual strategic goals of the FY21 STIP link compensation directly to the performance of the executive.

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COMPENSATION DISCUSSION AND ANALYSIS	1
The Committee carefully evaluated Company and individual performance. On average, the Named Executive Officers achieved 100% of the individual strategic goals agreed upon by the Committee for fiscal year 2021. Please see below for the Committee’s considerations with respect to each Named Executive Officer’s individual performance.

Achieved 92% of Threshold performance level for Adjusted EBITDA, which was required to fund the payment of any amounts earned for individual strategic goals in fiscal year 2021.

Christopher S. Bradshaw President and Chief Executive Officer
Selected Fiscal Year 2021 Performance Highlights
•Oversaw an exemplary year of safety during a year filled with many distractions from the closing of the Merger and the COVID-19 pandemic. The Company’s continued focus and commitment to its Target Zero safety culture resulted in zero air accidents, a 75% reduction in severe injury events, and a 57% year-over-year reduction in lost work days;
•Drove timely implementation of efficient short-term crisis responses during the COVID-19 pandemic and the severe hurricane season that impacted the Company’s operations in the U.S. Gulf of Mexico during fiscal year 2021;
•Led the closing of the Merger and the realization of $30 million of run-rate cost synergies as of March 31, 2021;
•Delivered financial flexibility and balance sheet strength to the Company through significant generation of Adjusted Free Cash Flow (excluding Net Capex) after the closing of the Merger ($185 million) and the successful closing of the Company’s private offering of $400 million of senior secured notes; and
•Oversaw the integration and development of a new executive leadership team after the Merger, including reorganizations among key roles to support the Company’s vision to be the global leader in innovative and sustainable vertical flight solutions.
COMPENSATION DECISIONS
In June 2020 following the Merger, the Committee recommended, and the independent members of the Board approved, the following compensation actions with respect to Mr. Bradshaw:
•A 3.6% base salary increase to $720,000 to compensate Mr. Bradshaw for his increased global responsibilities following the Merger;
•The issuance of an annual equity award with an aggregate grant date value of approximately $1.6 million, which was split equally between FY21 PSUs and stock options; and
•Increased the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests from 200% to 350%.
In May 2021, the Committee recommended, and the independent members of the Board approved, a FY21 STIP payout for Mr. Bradshaw in the amount of $608,055, which represented 75% of his target opportunity under the FY21 STIP.

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David F. Stepanek Executive Vice President, Sales and Chief Transformation Officer
Selected Fiscal Year 2021 Performance Highlights
•Led the project management team that oversaw the integration of Old Bristow and Era following the Merger, resulting in the realization of $30 million of run-rate cost synergies as of March 31, 2021 and identification of additional synergy opportunities increasing the initial target of $35 million to $50 million;
•Led the crisis response planning for our operations and employees impacted by the COVID-19 pandemic and the severe hurricane season in the U.S. Gulf of Mexico; and
•Led the consolidation of our facilities and operations in the U.S. Gulf of Mexico.
COMPENSATION DECISIONS
In June 2020 following the Merger, the Committee recommended, and the independent members of the Board approved, the following compensation actions with respect to Mr. Stepanek:
•A 25% base salary increase to $400,000 to compensate Mr. Stepanek for his new role as the Company’s Executive Vice President, Chief Operating Officer following the Merger and subsequent transition to our Executive Vice President, Sales and Chief Transformation Officer;
•The issuance of an annual equity award with an aggregate grant date value of approximately $312,006, which was split equally between FY21 PSUs and stock options; and
•Increased the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests from 105% to 200%.
In May 2021, the Committee recommended, and the independent members of the Board approved, a FY21 STIP payout for Mr. Stepanek in the amount of $174,159, which represented 73% of his target opportunity under the FY21 STIP.

Alan Corbett Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue
Selected Fiscal Year 2021 Performance Highlights
•Led a focused effort to decrease the number of lost work days, resulting in a 57% global year-over-year decrease;
•Led multiple projects to right size the operational footprint of certain regions in response to customer demand for our services; and
•Supported efforts of the supply chain function in EAMEA to reduce inventory, which resulted in a 62% year-over-year decrease in owned inventory in EAMEA.
COMPENSATION DECISIONS
In June 2020 following the Merger, the Committee recommended, and the independent members of the Board approved, the following compensation actions with respect to Mr. Corbett:
•Mr. Corbett’s base salary was unchanged for fiscal year 2021;
•The issuance of an annual equity award with an aggregate grant date value of approximately $78,006, which was split equally between FY21 PSUs and stock options;
•Received a retention bonus previously negotiated with Old Bristow in the amount of $300,000; and
•Set the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests at 150%.
In May 2021, the Committee recommended, and the independent members of the Board approved, a FY21 STIP payout for Mr. Corbett in the amount of $213,975, which represented 75% of his target opportunity under the FY21 STIP.

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COMPENSATION DISCUSSION AND ANALYSIS	1

Crystal L. Gordon Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
Selected Fiscal Year 2021 Performance Highlights
•Supported the closing of the Merger between Era and Old Bristow, including securing the necessary regulatory approvals to consummate the transaction;
•Supported and led several key integration efforts, including the combination of the U.S. pilot and mechanic workforce, identification of significant savings within the legal department, and consolidation of aviation operations in the U.S Gulf of Mexico; and
•Supported the Company’s private offering of $400 million senior secured notes and the subsequent collateralization of aircraft pledged in connection with the transaction.
COMPENSATION DECISIONS
In June 2020 following the Merger, the Committee recommended, and the independent members of the Board approved, the following compensation actions with respect to Ms. Gordon:
•A 1.3% base salary increase to $380,000 following the Merger;
•The issuance of an annual equity award with an aggregate grant date value of approximately $218,406, which was split equally between FY21 PSUs and stock options; and
•Increased the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests from 125% to 150%.
In May 2021, the Committee recommended, and the independent members of the Board approved, a FY21 STIP payout for Ms. Gordon in the amount of $219,651, which represented 77% of her target opportunity under the FY21 STIP.

Jennifer D. Whalen Senior Vice President, Chief Financial Officer
Selected Fiscal Year 2021 Performance Highlights
•Led cross-functional project to standardize global operational and financial reporting metrics;
•Analyzed and led efforts to reduce foreign currency exposure, including the implementation of a new hedging program for the Company’s exposure to GBP; and
•Supported efforts to analyze the sustainability of the Company’s business portfolio, resulting in the planned exit of the Company’s operations in Colombia and rotor-wing business in Australia.
COMPENSATION DECISIONS
In September 2020 in connection with her appointment as Chief Financial Officer of the combined company, the Committee recommended, and the independent members of the Board approved, the following compensation actions with respect to Ms. Whalen:
•A 22.6% base salary increase to $380,000;
•The issuance of an annual equity award with an aggregate grant date value of approximately $456,180, which was split equally between FY21 PSUs and stock options; and
•Increased the percentage target for long-term incentive compensation that is variable, at risk, and aligned with stockholder interests from 105% to 150%.
In May 2021, the Committee recommended, and the independent members of the Board approved, a FY21 STIP payout for Ms. Whalen in the amount of $153,771, which represented 75% of her target opportunity under the FY21 STIP.

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COMPENSATION DISCUSSION AND ANALYSIS	1
FY21 Performance Results
In May 2021, the Committee, together with the Audit Committee, certified the Company’s performance with respect to the Adjusted EBITDA and safety performance metrics of the FY21 STIP and each Named Executive Officer’s achievement of individual strategic goals. The table below sets forth Threshold, Target, Stretch (only in the case of the safety performance metric) and actual for the financial and safety performance metrics.
FY21 STIP

Performance Metric	Actual Result for Applicable Performance Period	Threshold	Target (100%)	Stretch (200%)	Payout (as a % of Target)

Adjusted EBITDA (50%)	$115.7 million	$125 million	$145 million	Eliminated for FY21 STIP	0%
Safety (25%)
ICAO Air Accident(1)	0	0	0	0	200%
Lost Time Incident Severity Rate (“LTISR”)	5.33	10.47	8.38	6.29
Individual Strategic Goals (25%)	100%(2)	Forfeited if 92% of the Threshold performance level for the Adjusted EBITDA performance metric is not achieved.			100%
(1)Any fatality would have resulted in elimination of the complete safety incentive for the fiscal year.
(2)Average performance level of our Named Executive Officers with respect to the applicable Individual Strategic Goals.

Era Group Inc. 2020 Bonus Plan Termination and Payments
Following the closing of the Merger in June 2020, the Committee determined that the performance metrics (safety (25%), financial (i.e., Adjusted EBITDA) (40%), and individual strategic goals (35%)) adopted under the Era short-term incentive plan (the “Era 2020 STIP”) in February 2020 were no longer applicable for the combined company’s compensation program going forward. Further, it would have been difficult to calculate achievement of the performance metrics given the combined company switched from a December 31 fiscal year end to a March 31 fiscal year end.
Consequently, following the close of the Merger, the Committee approved prorated payouts under the Era 2020 STIP to the former executive officers of Era that were continuing with the combined company, based upon achievement of the performance metrics for the period beginning January 1, 2020 and ending June 30, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS	1
The actual results for the Era 2020 STIP were as follows:
ERA 2020 STIP (January 1, 2020 through June 30, 2020)

Performance Metric	Actual Result for Applicable Performance Period	Threshold	Expected (100%)	Target (200%)	Payout (as a % of Target)(4)

Adjusted EBITDA (40%)	< $34 million	$34 million	$40 million	$48 million	0%
Safety (25%)
Air Accident Rate (“AAR”) (17%)(1)	0	2.5	2	0	100%
Total Recordable Incident Rate (“TRIR”)(8%)(2)	0	0.74	0.37	0
Individual Strategic Goals (35%)	60.3%(3)				Capped at 100%
(1)AAR was determined by aggregating the total number of accidents involving helicopters operated by Era Group Inc. and its consolidated subsidiaries in accordance with the industry standard defined by the Federal Aviation Administration, divided by the aggregated flight hours of Era Group Inc. and its consolidated subsidiaries, multiplied by 100,000.
(2)TRIR was determined by aggregating the total number of illnesses and injuries as defined by the Occupational Safety and Health Administration of employees of Era Helicopters, LLC, multiplied by 200,000, divided by the total number of hours worked by such employees.
(3)Average performance level with respect to the applicable Individual Strategic Goals of the Era Group Inc. executives continuing with the combined company.
(4)All performance targets were prorated to reflect a 6-month measurement period.

The performance results under the Era 2020 STIP resulted in prorated payouts to the continuing executives of the combined company as follows:

Named Executive Officers	Base Salary Prior to June 11, 2020	Total Half Year Bonus (January – June)

Christopher S. Bradshaw	$695,000	$443,063
David F. Stepanek	$320,000	$102,000
Crystal L. Gordon	$375,000	$159,375
Jennifer D. Whalen	$310,000	$98,813

Long-Term Incentive Program
Fiscal Year 2021 Equity Awards
In fiscal year 2021, the Committee approved equity awards to the newly appointed executive officers to incentivize the new leadership team following the Merger, comprised of performance-based stock units (“FY21 PSUs”) (50%) and stock options (50%).
The FY21 PSUs are subject to a three-year performance period ending on June 12, 2023, where one-third (1/3) of the shares underlying the FY21 PSUs may be earned subject to the achievement of a target volume weighted average price per share of our Common Stock over the 120-day period immediately preceding each of June 12, 2021, June 12, 2022, and June 12, 2023. All FY21 PSUs vest on June 12, 2023, to the extent earned. The stock options cliff-vest on the date that is three years from the date of grant, June 12, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS	1
The aggregate grant date fair values of the annual equity awards described above for each current Named Executive Officer were as follows:

Named Executive Officer	FY21 PSUs	Stock Options

Christopher S. Bradshaw	$644,164	$915,830
David F. Stepanek	$128,836	$183,170
Alan Corbett	$32,211	$45,795
Crystal L. Gordon	$90,186	$128,220
Jennifer D. Whalen	$286,308	$169,872
Fiscal Year 2022 Compensation Design Changes
Beginning in fiscal year 2022, the Committee, in consultation with Mercer, designed a new long-term incentive program for the Named Executive Officers. The long-term incentive awards are intended to motivate and incentivize executives to achieve results (including stock price performance) that are consistent with the Company’s strategic business objectives. Further, the Committee believes that long-term compensation should represent the largest portion of each Named Executive Officer’s total compensation package and that the levels of payout ultimately achieved should reflect the Company’s performance, both relative to peer company performance and on an absolute basis.
In furtherance of the Committee’s compensation philosophy outlined above, the long-term incentive plan equity awards for fiscal year 2022 will be broken out as follows: 50% of the target value in the form of time-based restricted stock units, and the remaining grant value split evenly between PSUs that may be earned based on the following metrics: relative total stockholder return (“RTSR”) and absolute cash on return on invested capital (“Cash ROIC”).
The design of the STIP is generally unchanged relative to fiscal year 2021.

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COMPENSATION DISCUSSION AND ANALYSIS	1
The Committee believes the following metrics listed below are indicators of the long-term financial health of our Company and, therefore, serve the fundamental objective of our executive compensation program:

Short-Term Performance Metrics	Long-Term Performance Metrics (3-year performance periods)
Adjusted EBITDA (50%)(1)	Stock Appreciation
Measures operating performance from period to period by excluding certain items that management believes are not representative of the Company’s core operating results.	Reinforces the importance of price appreciation and is consistent with our compensation philosophy to align with the long-term interests of our stockholders.
Safety (25%)	Relative Total Stockholder Return (“RTSR”)
Safety is our number one core value and highest operational priority. The safety metric is comprised of two key metrics: (i) air accidents as classified under the industry standard known as International Civil Aviation Organization (ICAO), which includes Class A and Class D air accidents; and (ii) personal injury events as measured by a lost time incident severity rate (“LTISR”).	Measures financial and operational results through our share price, which reflects our current and expected future performance, and directly links a significant portion of executive officer compensation to stockholder value creation.
Strategic (25%)	Cash Return on Invested Capital (“Cash ROIC”)(2)
Measures individual performance for achievement of strategic and operational goals established to support the achievement of the Company’s strategic priorities. In fiscal year 2022, the strategic individual goals include certain ESG (Environmental, Social, and Governance) metrics related to the Company’s commitment to sustainability.	Measures the efficiency with which we allocate capital resources, taking into account not just the quantity of earnings, but also the quality of earnings and investments that drive long-term value creation.
(1)See Appendix A to this Proxy Statement for a reconciliation to the most directly comparable GAAP financial measure.
(2)See Appendix A to this Proxy Statement for the calculation.

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COMPENSATION DISCUSSION AND ANALYSIS	1
RTSR PSUs
The RTSR PSUs for fiscal year 2022 cliff vest at the conclusion of the three-year performance period ending on the third anniversary of the grant date, subject to the Named Executive Officer’s continued service through the vesting date, and are based on the RTSR attained during the performance period. RTSR PSU achievement can range from 0% to 200% of target based on relative performance against companies in the PHLX Oil Service Index (the “OSX Index”). Payouts are generally determined by multiplying the target number of RTSR PSUs by an adjustment percentage based on the RTSR percentile performance of the Company, as set forth in the following table. No payout will be made if performance is below the 25th percentile.

Performance Level	Percentile Rank Relative to Peers	Payout % of Target(1)(2)

Maximum	≥ 90th	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	< 25th	0%
(1)Payout would be interpolated on a linear basis for performance between levels of achievement
(2)Payouts would be capped at target in the event of negative TSR, regardless of percentile ranking relative to the peers
Cash ROIC PSUs
The Cash ROIC metric will be measured in increments over a three-year period and is designed to focus Named Executive Officers on the efficient use of capital by promoting discipline in capital allocation decisions. See Appendix A for a calculation of Cash ROIC, which is a supplemental measure not calculated in accordance with generally accepted accounting principles in the United States (GAAP).
The Cash ROIC is denominated in PSUs, each of which is equivalent to one share of Common Stock. The percentage of such number of PSUs that become payable at the end of the applicable performance period depends on the Company’s absolute Cash ROIC during the relevant performance period.

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COMPENSATION DISCUSSION AND ANALYSIS	1
Fiscal Year 2022 Long-Term Incentive Awards
The long-term incentive awards issued for fiscal year 2022 included the following grants to the Named Executive Officers:

Named Executive Officer	FY22 RSUs	FY22 RTSR PSUs(1)	FY22 Cash ROIC PSUs(1)

Christopher S. Bradshaw(2)	$1,259,987	$629,979	$630,008
David F. Stepanek(3)	$399,998	$199,999	$199,999
Alan Corbett(4)	$315,241	$157,606	$157,607
Crystal L. Gordon(5)	$300,013	$149,992	$149,993
Jennifer D. Whalen(6)	$300,013	$149,992	$149,993
(1)The PSUs were granted to our NEOs expressly subject to and contingent upon stockholder approval of the LTIP at the Meeting.
(2)The target value of Mr. Bradshaw’s long-term incentive awards for fiscal year 2022 are equal to 350% of his base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(3)The target value of Mr. Stepanek’s long-term incentive awards for fiscal year 2022 are equal to 200% of his base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(4)The target value of Mr. Corbett’s long-term incentive awards for fiscal year 2022 are equal to 152% of his base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(5)The target value of Ms. Gordon’s long-term incentive awards for fiscal year 2022 are equal to 150% of her base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
(6)The target value of Ms. Whalen’s long-term incentive awards for fiscal year 2022 are equal to 150% of her base salary, half of which is comprised of time-based RSUs and the other half of which is comprised of performance-based stock units.
Other Compensation Components
Perquisites
Historically, the Company has not provided perquisites to the Named Executive Officers that are different from the perquisites available to all the Company’s employees generally.
For additional information regarding perquisites, see “Director and Executive Officer Compensation – Summary Compensation Table.”
Employment Agreements and Change in Control Arrangements
The Committee does not believe fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years enhance stockholder value. Accordingly, our U.S.-based executives generally do not have employment contracts. However, in certain limited circumstances related to mergers and acquisitions, it may be necessary to enter into employment agreements.
We also have agreements with executives based outside the United States where local regulations and practices require employment contracts.
Change in Control Agreements
The Committee believes that it is important to provide the Named Executive Officers with certain severance payment(s) in connection with a change in control in order to establish a sense of stability in the event of transactions that may create uncertainty regarding future employment. Such payments maximize stockholder value by encouraging the Named Executive Officers to objectively review any proposed transaction to determine whether such proposal is in the best interest of our stockholders, irrespective of whether or not the NEO will continue to be employed post-transaction.

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COMPENSATION DISCUSSION AND ANALYSIS	1
Era Group Inc. Severance Plan
Following the Merger, the Committee elected to terminate the Era Group Inc. Senior Executive Severance Plan (“Era Severance Plan”). However, the protections described below will remain in place until June 2022 for all of the Named Executive Officers other than Mr. Corbett who is still subject to the severance protections outlined below for Old Bristow.
The Era Severance Plan provides severance benefits to eligible employees, including the NEOs, designated by the Committee, whose employment is terminated by the Company without “cause” or by the participant for “good reason”, in either case, in connection with a “change in control” (as such terms are defined in the Era Severance Plan) (in either case, a “Qualifying Termination”).
Upon a Qualifying Termination, a NEO will be eligible to receive the following benefits: (a) a lump sum cash payment equal to either (i) three times the sum of annual base salary and target annual bonus for the Company’s President and Chief Executive Officer or (ii) in the case of the other NEOs (other than Mr. Corbett), two times the sum of annual base salary and target annual bonus; (b) pro-rata target bonus for the year of termination; (c) a lump sum cash payment equal to COBRA premiums for 18 months; and (d) outplacement services not to exceed $25,000. In order to receive severance payments, the NEO must execute a general release of claims in favor of the Company. As a condition to participation in the Era Severance Plan, all participants are subject to confidentiality obligations, as well as non-solicitation and noncompetition restrictions during their employment with the Company and for 18 months thereafter (two years for the Company’s President and Chief Executive Officer).
In the event that any payment or benefit due to a NEO would be subject to the excise tax under Section 4999 of the Internal Revenue Code, based on such payments being classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, then the amounts payable to such NEO will be reduced to the maximum amount that does not trigger the excise tax, unless the applicable employee would be better off (on an after-tax basis) receiving all such payments and benefits and paying all applicable income and excise tax thereon.
Old Bristow
Effective as of October 31, 2019, Old Bristow adopted the Amended and Restated 2019 Management Severance Benefits Plan for U.S. Employees (the “Old Bristow Severance Plan”), which provides severance benefits to certain key employees, which are categorized into five “tiers”, including Mr. Corbett, who is a Tier 2 participant. Each of the Tier 2 and Tier 3 participants were required to enter into a separate participation agreement to the Old Bristow Severance Plan (an “Old Bristow Participation Agreement”), which provides for certain enhanced benefits and imposes additional requirements in addition to the terms of the Old Bristow Severance Plan.
The Old Bristow Severance Plan provides participants with severance benefits in the event of a termination by the Company without Cause (as defined therein) or, in the case of Tier 2 and Tier 3 participants, by the participant for Good Reason (as defined therein) (each, an “Old Bristow Qualifying Termination”), with such severance benefits consisting of the following for Mr. Corbett: (i) cash severance in the form of continued base salary payments for 12 months post‑termination; (ii) subsidized COBRA coverage for 18 months post-termination; (iii) outplacement services for 12 months post‑termination; and (iv) a pro-rata annual bonus for the fiscal year of termination based on actual performance.
For Tier 2 participants, the Old Bristow Severance Plan and Old Bristow Participation Agreements provide for enhanced severance benefits in the event that the Old Bristow Qualifying Termination occurs within the two-year period following a Change in Control (as defined therein), with such enhanced severance benefits consisting of the same severance benefits as described in the preceding paragraph, subject to the following enhancements: (i) the cash severance consists of an amount equal to 1.5x (Tier 2 participants) the sum of the participant’s (x) base salary and (y) target bonus (initially 65% of base salary (Tier 2 participants)), payable in installments over the 18-month (Tier 2 participants) post‑termination period; and (ii) the pro-rata annual bonus is based on target (as opposed to actual) performance. Because the Old Bristow Qualifying Termination would occur after the date that the Committee determined annual compensation for fiscal year 2021, the amount in clause (i)(y) above will equal to the greatest of (x) Mr. Corbett’s initial target bonus amount described

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COMPENSATION DISCUSSION AND ANALYSIS	1
above, (y) 100% of his target bonus for the fiscal year in which the Old Bristow Qualifying Termination occurs and (z) 100% of his target bonus for the prior fiscal year (excluding fiscal year 2020 and all prior years).
The Old Bristow Participation Agreements also subject Tier 2 and Tier 3 participants, including Mr. Corbett, to restrictive covenants as a condition of participating therein, with such covenants consisting of the following: (i) 12-month (or, if longer, the length of the base salary continuation period) post-termination non-compete; (ii) 24-month post-termination non-solicitation/non-hire; (iii) assignment of inventions; and (iv) perpetual confidentiality and non-disparagement. The Old Bristow Participation Agreements also provide that the Old Bristow Severance Plan may not be amended in an adverse manner to the Tier 2 and Tier 3 participants during the three-year period following October 31, 2019.
Other Benefits
Executive officers are eligible to participate, with other employees, in various employee benefit plans, including paid time off, medical, dental and disability insurance plans and a 401(k) plan. The Committee exercises no discretion over this participation.

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COMPENSATION DISCUSSION AND ANALYSIS	1
Executive Compensation Program Governance
Risk Management
The Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for Named Executive Officers and other employees. The Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk-taking.
Stock Ownership Guidelines and Ongoing Holding Requirements for Officers
Our Board has adopted Stock Ownership Guidelines for officers at the Vice President level or higher. Each officer subject to the Stock Ownership Guidelines is expected to hold or have held Company stock, including unvested restricted stock or unvested restricted stock units, with a value equal to a multiple of their base salary as follows:
Officer Share Ownership Guidelines

Officers	Holding Requirement

CEO	5x annual base salary
Executive Vice President	3x annual base salary
Senior Vice President	2x annual base salary
Vice President	1x annual base salary
An officer who does not meet the minimum holding requirements may not sell any shares of our Common Stock until he or she meets the holding requirement and would continue to meet the holding requirement following any such sale. Unvested performance-based stock awards and performance-based stock units do not count toward satisfaction of the Stock Ownership Guidelines. Officers subject to the guidelines are expected to comply within five years from the later of the effective date of the guidelines (June 1, 2021) or the date the individual is named to a participating position.
The Stock Ownership Guidelines effectively require that our officers subject to the guidelines in the coming years hold as a group approximately $10.1 million of Company stock, including unvested restricted stock or unvested restricted stock units.
Stock Vesting Periods
The proposed 2021 Equity Incentive Plan includes minimum vesting periods for awards. Historically, restricted stock units granted under our long-term incentive plans have either cliff vested three years from the date of grant or vested ratably in equal portions on the first, second and third anniversaries of the date of grant.
Clawback Policies
In August 2020, the Committee adopted a new policy of recoupment of compensation in certain circumstances that applies to each of executive officers for the combined company. The policy provides that in the event the Company issues a restatement of its financial statements due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company will, to the extent permitted by governing law, require reimbursement from current and former executive officers for excess incentive compensation received at any time during the three-year period preceding the date on which the Company is required to prepare the accounting restatement if a lower payment would have occurred based on the restated results, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

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COMPENSATION DISCUSSION AND ANALYSIS	1
Hedging and Pledging Policies
Pursuant to our Corporate Governance Guidelines, directors and executive officers are specifically prohibited from holding any Company stock in a margin account or engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. Furthermore, directors and executive officers may not pledge Company stock as collateral for a loan or for any other purpose without the prior express written consent of the General Counsel of the Company. Finally, any pledging of or trading in Company stock by directors and executive officers is subject to the additional restrictions set forth in our Insider Trading Policy.
Tax Consideration for Pay
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to the Chief Executive Officer and other covered officers to $1 million in any taxable year. Thus, while an exception exists for certain arrangements in place as of November 2, 2017, we generally will not be able to take a deduction for any compensation paid to our NEOs in excess of $1 million. While the Committee considers this limitation on tax deductibility, its decisions regarding executive compensation are determined based on the philosophy and factors described above.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	1
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2021 Annual Meeting of Stockholders and incorporated by reference into the Form 10-K ended March 31, 2021.
Respectfully submitted,
The Compensation Committee
Wesley E. Kern, Chair
Lorin L. Brass
Christopher A. Pucillo

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein, and shall not otherwise be deemed filed under those Acts.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
The following table provides information about the compensation of each of our Named Executive Officers for the fiscal year ended March 31, 2021, the stub period for the three months ended March 31, 2020 (indicated as “SP”), and the calendar years ended December 31, 2019 and December 31, 2018:

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Christopher S. Bradshaw President and Chief Executive Officer	2021	720,000	—	644,164	915,830	829,586	—	20,244	3,129,824
	SP	695,000	—	845,796	—	221,532	—	17,100	1,779,428
	2019	695,000	—	1,216,250	—	1,838,970	—	16,800	3,767,020
	2018	625,000	—	937,503	—	1,421,250	—	16,500	3,000,253
David F. Stepanek(5) Executive VP, Sales and Chief Transformation Officer	2021	400,000	260,000	128,836	183,170	225,159	—	57,232	1,254,397
	SP	320,000	144,000	487,645	—	51,000	—	3,200	1,005,845
Alan Corbett(6) Sr. VP, Europe, Africa, Middle East, Asia and Australia and Search and Rescue	2021	413,542	300,000	32,211	45,795	213,975	—	43,000	1,048,523
Crystal L. Gordon(7) Sr. VP, General Counsel, Head of Government Affairs, and Corporate Secretary	2021	380,000	—	90,186	128,220	299,338	—	37,788	935,532
	SP	375,000	—	325,978	—	79,688	—	9,488	790,154
	2019	375,000	200,000	692,756	—	664,125	—	66,519	1,998,400
Jennifer D. Whalen Sr. VP, Chief Financial Officer	2021	380,000	—	286,308	169,872	203,177	—	12,508	1,051,865
	SP	310,000	—	226,349	—	49,407	—	17,100	602,856
	2019	310,000	—	325,500	—	415,013	—	16,800	1,067,313
	2018	262,500	—	441,781	—	296,395	—	15,239	1,015,915

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Paul T. White(8) Former Sr. VP, Commercial	2021	275,000	—	—	—	—	—	1,126,455	1,401,455
	SP	275,000	—	200,791	—	—	—	9,238	485,029
	2019	275,000	—	288,750	—	356,606	—	11,461	931,817
	2018	262,500	—	275,629	—	290,194	—	11,094	839,417
(1)The amount shown is the aggregate grant date fair value computed in accordance with the applicable guidance. A discussion of the policies used in the calculation of grant date fair values is set forth in Note 11 to the consolidated financial statements of our Annual Report on Form 10-K filed with the SEC on May 27, 2021. The amounts shown may not correspond to the actual value that will be recognized by the NEO. In the case of Mr. White, his unvested restricted stock unit grants awarded in March 2018, March 2019 and March 2020 fully vested on June 11, 2020, in accordance with the Era Severance Policy.
(2)For fiscal year 2021, represents amounts paid by the Company under the FY21 STIP and the Era 2020 STIP, based on the achievement of certain Company performance measures during the fiscal year. For additional information, please see “Compensation Discussion and Analysis — Short-Term Annual Incentive Program” above. Mr. White received $91,854, which represents the prorated bonus amount that he was entitled to receive under the Era Severance Plan.
(3)Our NEOs do not participate in any defined benefit or pension plan through the Company and did not receive any above-market or preferential earnings on nonqualified deferred compensation during fiscal years 2019, 2020 and 2021.
(4)Includes for fiscal year 2021:

	Mr. Bradshaw	Mr. Stepanek	Mr. Corbett	Ms. Gordon	Ms. Whalen	Mr. White

Company 401(k) Contribution	$17,400	$23,928	—	$21,648	$10,401	$5,729
Company Paid Life and Disability Insurance	$2,844	$2,150	$1,359	$2,107	$2,107	$207
Housing/Travel Costs	—	$31,155	—	$14,034	—	—
U.K. Defined Contribution Scheme(a)	—	—	$41,641	—	—	—
Severance(b)	—	—	—	—	—	$1,120,519
Total	$20,244	$57,232	$43,000	$37,788	$12,508	$1,126,455
a.Mr. Corbett participates in a defined contribution scheme in which the Company made contributions in the amount of £30,398 during fiscal year 2021. The USD amount of such contributions is based on an exchange ratio of 1 GBP to 1.369863014 USD, being the foreign exchange rate as of March 31, 2021
b.Mr. White’s severance was valued based on the terms of the Era Severance Policy at the time of his departure from the Company on June 11, 2020. The “Compensation Discussion and Analysis — Change in Control Agreements” on page 49 of this Proxy Statement contains additional information about the severance amounts provided by the Company to its NEOs. The severance amount for Mr. White includes two years annual base salary as follows: $550,000; two years annual target bonus as follows: $412,500; fiscal year 2020 prorated target bonus as follows: $91,854; unused paid time off as follows: $7,272; transitional support services as follows: $25,000; and a lump sum of $33,893 which represents the cost of COBRA coverage under the Company’s medical plan(s) as of the separation date for 18 months.
(5)Mr. Stepanek was not an NEO prior to fiscal year 2021 and, therefore, his compensation is not disclosed for any prior fiscal years.
(6)Mr. Corbett was not an NEO prior to fiscal year 2021 and, therefore, his compensation is not disclosed for any prior fiscal years.
(7)Ms. Gordon was not an NEO prior to 2019 and, therefore, her compensation is not disclosed for 2018.
(8)Mr. White departed the Company on June 11, 2020.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
Grants of Plan-Based Awards
The following table sets forth information concerning grants of awards to each of our Named Executive Officers under the long-term incentive program during fiscal year 2021:
Grants of Plan-Based Awards for Fiscal Year 2021

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Bradshaw	6/17/2020(2)	—	—	—	—	83,333	83,333	—	644,164
	6/17/2020(3)	—	—	—	—	83,333	83,333	15.76	915,830
	8/4/20204)	253,356	810,740	1,216,110	—	—	—	—	—
Mr. Stepanek	6/17/2020(2)	—	—	—	—	16,667	16,667	—	128,836
	6/17/2020(3)	—	—	—	—	16,667	16,667	15.76	183,170
	8/4/2020(4)	75,068	240,219	360,329	—	—	—	—	—
Mr. Corbett	6/17/2020(2)	—	—	—	—	4,167	4,167	—	32,211
	6/17/2020(3)	—	—	—	—	4,167	4,167	15.76	45,795
	8/4/2020(4)	89,156	285,300	427,949	—	—	—	—	—
Ms. Gordon	6/17/2020(2)	—	—	—	—	11,667	11,667	—	90,186
	6/17/2020(3)	—	—	—	—	11,667	11,667	15.76	128,220
	8/4/2020(4)	89,144	285,260	427,890	—	—	—	—	—
Ms. Whalen	9/16/2020(2)	—	—	—	—	11,667	11,667	—	286,308
	9/16/2020(3)	—	—	—	—	11,667	11,667	24.54	169,872
	8/4/2020(4)	64,071	205,027	307,541	—	—	—	—	—
Mr. White	6/17/2020(2)	—	—	—	—	—	—	—	—
	6/17/2020(3)	—	—	—	—	—	—	—	—
	8/4/2020(4)	—	—	—	—	—	—	—	—
(1)These amounts represent the grant date fair value of stock options and FY21 PSUs granted to each NEO during fiscal year 2021 as computed in accordance with the applicable guidance. A discussion of the policies used in the calculation of grant date fair values is set forth in Note 11 to the consolidated financial statements of our Annual Report on Form 10-K filed with the SEC on May 27, 2021.
(2)The FY21 PSUs are subject to a three-year performance period ending on June 12, 2023, where one-third (1/3) of the shares underlying the FY21 PSUs may be earned subject to the achievement of a target volume weighted average price per share of our Common Stock over the 120-day period immediately

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
preceding each of June 12, 2021, June 12, 2022, and June 12, 2023. All earned FY21 PSUs will vest on June 12, 2023, subject to the grantee’s continued employment.
(3)Options that cliff vest and become exercisable on June 12, 2023.
(4)Represents the amounts of annual cash incentive that may have become payable to each NEO (other than Mr. White) for performance under the FY21 STIP at Threshold, Target and Stretch performance levels after taking into account the FY21 Performance Period. Mr. White received $91,854, which represents the prorated bonus amount that he was entitled to receive under the Era Severance Plan.
Employment and Severance Agreements
The Committee does not believe fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years enhance stockholder value. None of our Named Executive Officers has an employment agreement.
Mr. White departed the Company as Senior Vice President, Commercial of the Company on June 11, 2020. Mr. White and Era entered into a Separation Agreement dated June 11, 2020 (the “Separation Agreement”), to specify the terms of his departure from Era, pursuant to which Mr. White received benefits generally consistent with the termination without cause terms set forth in the Era Severance Policy in effect at the time of his departure. The Separation Agreement contains certain restrictive covenants and confidentiality provisions, including non-compete, non-solicitation and non-disparagement obligations continuing for 18 months after June 11, 2020.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our Named Executive Officers:
Outstanding Equity Awards at Fiscal Year-End — March 31, 2021

Name	Grant Date		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Bradshaw	3/19/13	(1)	13,333	—	61.44	3/19/23	—	—	—	—
	2/19/15	(1)	20,000	—	63.78	2/19/25	—	—	—	—
	3/9/20	(2)	—	—	—	—	36,425	942,679	—	—
	6/12/20	(1)	—	83,333	15.76	6/12/30	—	—	—	—
	6/12/20	(3)	—	—	—	—	—	—	83,333	2,156,658
Mr. Stepanek	3/9/20	(2)	—	—	—	—	10,062	260,405	—	—
	6/12/20	(1)	—	16,667	15.76	6/12/30	—	—	—	—
	6/12/20	(3)	—	—	—	—	—	—	16,667	431,342
Mr. Corbett	6/12/20	(1)	—	4,167	15.76	6/12/30	—	—	—	—
	6/12/20	(3)	—	—	—	—	—	—	4,167	107,842
Ms. Gordon	3/9/20	(2)	—	—	—	—	14,038	363,303	—	—
	6/12/20	(1)	—	11,667	15.76	6/12/30	—	—	—	—
	6/12/20	(3)	—	—	—	—	—	—	11,667	301,942
Ms. Whalen	3/9/20	(2)	—	—	—	—	9,748	252,278	—	—
	6/12/20	(1)	—	11,667	24.54	6/12/30	—	—	—	—
	6/12/20	(3)	—	—	—	—	—	—	11,667	301,942
Mr. White(4)			—	—	—	—	—	—	—	—
			—	—	—	—	—	—	—	—
			—	—	—	—	—	—	—	—
(1)Options granted on March 19, 2013 with a four-year ratable vesting. Options granted on February 19, 2015 with a three-year vesting schedule, comprised of 50% in the first year and 25% in each of the second and third years. Options granted on June 12, 2020 with a three-year cliff vesting become fully exercisable on June 12, 2023.
(2)Restricted Stock Units granted on March 9, 2020 with a three-year ratable vesting.
(3)FY21 PSUs granted on June 12, 2020 subject to a three-year performance period ending on June 12, 2023, where each one-third (1/3) of the FY21 PSUs may be earned subject to the achievement of a target volume weighted average price per share of our Common Stock over the 120-day period immediately preceding each of June 12, 2021, June 12, 2022, and June 12, 2023. All earned FY21 PSUs will vest on June 12, 2023, subject to the grantee’s continued employment.
(4)Pursuant to the terms of the Separation Agreement between the Company and Mr. White, all of Mr. White’s unvested restricted stock awards granted in March 2018, March 2019, and March 2020 fully vested on June 11, 2020.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
Option Exercises and Stock Vested
The following table sets forth information concerning exercises of stock options and vesting of restricted stock of each of our Named Executive Officers during fiscal year 2021:
Option Exercises and Stock Vested – Fiscal Year 2021

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Bradshaw	—	—	34,125	675,510
Mr. Stepanek	—	—	9,138	181,848
Mr. Corbett	—	—	—	—
Ms. Gordon	—	—	14,324	274,802
Ms. Whalen	—	—	11,888	221,667
Mr. White(2)	—	—	16,859	260,977
(1)The value realized on vesting is determined by multiplying the number of shares vesting by the closing price of our common stock on the NYSE on the vesting date. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in fiscal year 2021. In each case, the number of shares acquired at vesting and the value realized at vesting reflect any reduction in vested shares or value realized associated with the withholding, sale or cancellation of shares to cover associated tax liability.
(2)Pursuant to the terms of the Separation Agreement between the Company and Mr. White, all of Mr. White’s unvested restricted stock awards granted in March 2018, March 2019, and March 2020 fully vested on June 11, 2020.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
Potential Payments upon Termination or in Connection with a Change in Control
As discussed in “Compensation Discussion and Analysis — Change in Control Agreements” on page 49, each of our actively serving Named Executive Officers (other than Mr. Corbett) is covered by the protections set forth in the Era Severance Plan until June 2022, and Mr. Corbett is covered by the Old Bristow Severance Plan. If Messrs. Bradshaw’s or Stepanek’s or Mses. Gordon’s or Whalen’s employment had been terminated by the Company during fiscal year 2021, he or she would have received the severance benefits described below in connection with a Qualifying Termination. If Mr. Corbett’s employment had been terminated by an Old Bristow Qualifying Termination during fiscal year 2021 without connection to a change in control of the Company, he would have been entitled to cash severance in the form of continued base salary payments for 12 months post-termination, subsidized COBRA coverage for 18 months post-termination, outplacement services for 12 months post-termination and a pro-rata annual bonus for fiscal year 2021 based on actual performance.
The amounts set forth below are the amounts that Mr. Corbett would have been paid pursuant to an Old Bristow Qualifying Termination without connection to a change in control event on March 31, 2021.

	Salary Multiple(1) ($)	Bonus(2) ($)	Vesting of Equity Awards(3) ($)	Extended Health and other Benefits(4) ($)	Total ($)

Mr. Corbett	413,542	213,975	810,761	10,753	1,449,031
(1)Assumes the salary in effect on March 31, 2021. Mr. Corbett’s base salary in GBP is £301,886. The USD amounts of his cash compensation are based on an exchange rate of 1 GBP to 1.369863014 USD, being the foreign exchange rate as of March 31, 2021.
(2)Pursuant to the Old Bristow Severance Plan, Mr. Corbett will be eligible for a pro-rata annual bonus equal to actual performance for the fiscal year in which Mr. Corbett’s termination occurs multiplied by a fraction, the numerator of which is the number of days Mr. Corbett was employed during the fiscal year in which his termination of employment occurs and the denominator of which is 365.
(3)Assumes that the triggering event took place on March 31, 2021, the last business day of fiscal year 2021, and a price per share of $25.88, the closing market price of our common stock as of March 31, 2021, the final trading day of fiscal year 2021.
(4)Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount for which the Company would be responsible, including outplacement services.
Additionally, if during fiscal year 2021 any of Messrs. Bradshaw’s or Stepanek’s or Mses. Gordon’s or Whalen’s employment had been terminated by the Company during fiscal year 2021 by a Qualifying Termination, he or she would have been entitled to (a) a lump sum cash payment equal to either (i) three times the sum of annual base salary and target annual bonus for Mr. Bradshaw or (ii) in the case of the other Named Executive Officers (other than Mr. Corbett), two times the sum of annual base salary and target annual bonus; (b) pro-rata target bonus for the year of termination; (c) a lump sum cash payment equal to COBRA premiums for 18 months; and (d) outplacement services not to exceed $25,000. If Mr. Corbett’s employment had been terminated by an Old Bristow Qualifying Termination during fiscal year 2021 within the two-year period following a Change in Control (as defined in the Old Bristow Severance Plan) of the Company, he would have been entitled to the same severance benefits described in the first paragraph of this section along with the following enhanced severance benefits: (i) the cash severance would consist of an amount equal to 1.5 times the sum of his (x) base salary and (y) target bonus for fiscal year 2021, payable in installments over an 18-month post‑termination period; and (ii) the pro-rata annual bonus would have been based on target (as opposed to actual) performance.
In the case of our actively serving Named Executive Officers, the amounts set forth below are the amounts that they would have been paid if their employment had been terminated by a Qualifying Termination or an Old Bristow Qualifying Termination, as applicable, on March 31, 2021 in connection with a change in control event. In the case of Mr. White, the amounts set forth below are the actual amounts that were paid to Mr. White in connection with his departure from the Company on June 11, 2020.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1

	Salary Multiple(1) ($)	Annual Bonus Multiple(2) ($)	Vesting of Equity Awards(3) ($)	Extended Health Benefits(4) ($)	Tax Gross Up ($)	Total ($)

Mr. Bradshaw	2,160,000	3,240,000	5,255,995	57,935	N/A	10,713,930
Mr. Stepanek	800,000	640,000	1,123,088	64,232	N/A	2,627,321
Mr. Corbett	620,314	465,235	810,761	10,753	N/A	1,907,063
Ms. Gordon	760,000	760,000	967,187	64,232	N/A	2,551,420
Ms. Whalen	760,000	570,000	856,162	36,542	N/A	2,222,704
Mr. White	550,000	504,354	260,977	58,893	N/A	1,374,224
(1)Salary multiple calculated using base salary as of April 1, 2021.
(2)Each officer’s target annual bonus multiple calculated using the target annual bonus for fiscal year 2021. In addition to the amount set forth above, each NEO will also be eligible for a pro-rata target bonus equal to the target bonus opportunity for the year in which the NEO’s termination of employment occurs multiplied by a fraction, the numerator of which is the number of days the officer was employed during the fiscal year in which the officer’s termination of employment occurs and the denominator of which is 365.
(3)Assumes that the triggering event took place on March 31, 2021, the last business day of fiscal year 2021, and a price per share of $25.88, the closing market price of our common stock as of March 31, 2021, the final trading day of fiscal year 2021.
(4)Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount for which the Company would be responsible, including outplacement services.
Any benefits payable pursuant to the above triggering events are payable in a cash lump sum not later than six months following the termination date.
The employment and severance benefits agreements of the Named Executive Officers also contain certain non-competition, non-solicitation and confidentiality provisions. For additional information regarding these employment agreements, see “Director and Executive Officer Compensation – Employment and Severance Agreements.”
Pay Ratio
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose in this Proxy Statement the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
Based on SEC rules for this Pay Ratio Disclosure and applying the methodology described below, the Company determined that our CEO’s total compensation for fiscal year 2021 was $3,129,824, and the total fiscal year 2021 compensation provided to the individual identified as the median employee of the Company and its consolidated subsidiaries was $96,233. Accordingly, the Company estimates the ratio of our CEO’s annual total compensation for fiscal year 2021 to the median annual total compensation of all other employees to be 33 to 1.
The Company identified our median employee as of March 31, 2021, without regard to the location or compensation arrangements of our employees, or whether such employees are full-time or part-time employees. We tabulated annual base salary, which is defined as the fixed portion of each employee’s compensation arrangements that is paid without regard to our financial or operational performance in a given fiscal year. We gathered the requisite information applying this compensation measure with respect to our employees using their annual base salary as of March 31, 2021. We annualized the compensation of all permanent employees who were hired in fiscal year 2021 but did not work for the Company for the entire fiscal year, but we did not annualize the compensation for any part-time or seasonal employee. We did not make any cost-of-living adjustments in identifying the median employee. We applied an exchange rate as of March 31, 2021 to convert all international currencies into U.S. dollars. We then identified the median employee using this methodology, which was consistently applied to all included employees on March 31, 2021.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1
Once the median employee was identified as described above, the total annual compensation for fiscal year 2021 for that employee was determined using the same rules that apply to reporting NEO compensation in the “Total” column of the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported for fiscal year 2021 in the “Total” column of the Summary Compensation Table included in this Proxy Statement.
We believe the Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exclusions, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio disclosure reported by other companies.
Director Compensation
The following table sets forth information concerning the compensation for fiscal year 2021 of each of our directors other than Mr. Bradshaw, who is a Named Executive Officer, and General Miller, Ret., who was not a director as of March 31, 2021:
Non-Employee Director Compensation – Fiscal Year 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

Lorin L. Brass	72,000	120,000	—	192,000
Charles Fabrikant(2)	117,516	120,000	—	237,516
Wesley E. Kern	86,000	120,000	—	206,000
Robert J. Manzo	72,800	120,000	—	192,800
G. Mark Mickelson	164,176	120,000	—	284,176
Christopher Pucillo(3)	72,000	—	—	72,000
Brian D. Truelove	85,200	120,000	—	205,200
(1)The amounts in this column represent the fair value of restricted stock unit grants computed in accordance with the applicable guidance. A discussion of the policies used in the calculation of grant date fair values is set forth in Note 11 to the consolidated financial statements of our Annual Report on Form 10-K filed with the SEC on May 27, 2021. Each non-employee director is provided the opportunity each year to receive a restricted stock unit grant equal in target value to $150,000 at the time of grant, but for fiscal year 2021 the grant of restricted stock units was prorated for the period from June 11, 2020 to March 31, 2021.
(2)Mr. Fabrikant received meeting fees and a prorated amount of the annual cash retainers with respect to his service as a director and the non-executive Chairman of the Board from April 1, 2020 to June 11, 2020.
(3)Mr. Pucillo elected to not receive a restricted stock unit grant with respect to his service as a director.
The Committee reviews director compensation annually. Based on consultation with their independent compensation consultant and market data, the Committee recommends for approval by our Board the annual cash retainer, chair and membership fees, stock awards and other benefits for members of our Board. The Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability. Directors who are Company employees do not receive a retainer or fees for service on our Board or any committees. For fiscal year 2021, directors who were not employees received:

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	1

Forms of Non-Employee Director Compensation	Amount ($)

Annual Chairman of the Board Fee(1)	100,000
Annual Cash Retainer(1)	80,000
Annual Committee Chair Fees(1)
Audit Committee	22,500
Compensation Committee	17,500
Nominating and Corporate Governance Committee	11,000
Annual Committee Member Fees(1)
Audit Committee	10,000
Compensation Committee	6,000
Nominating and Corporate Governance Committee	4,000
Annual Equity Grant(2)	$150,000 target grant date value per twelve months of service as a member of the Board
(1)The annual cash retainer and Chairman of the Board, Committee Chair and Committee Member annual fees were prorated for fiscal year 2021 for the period from June 11, 2020 to March 31, 2021.
(2)The annual equity grant covering the period from June 11, 2020 to March 31, 2021 had a target grant date value of $120,000.
Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or committees and for other reasonable expenses related to the performance of their duties as directors.
On or prior to the five year anniversary of the later of the effective date of the Stock Ownership Guidelines (June 1, 2021) or the date an individual becomes a member of our Board, outside directors are expected to hold or have held Company stock, including unvested restricted stock or unvested restricted stock units, with a value equal to at least four times the annual cash retainer paid to outside directors. A director who does not meet the minimum holding requirements may not sell any shares of our Common Stock until he or she meets the holding requirement and would continue to meet the holding requirement following any such sale. Unvested performance-based stock awards and performance-based stock units do not count toward satisfaction of the Stock Ownership Guidelines.
The Stock Ownership Guidelines effectively require that our outside directors in the coming years hold as a group approximately $2.6 million of Company stock, including unvested restricted stock or restricted stock units.

Bristow Group Inc.	64	2021 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION	1
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our Common Stock that may be issued under existing equity compensation plans as of March 31, 2021.
2012 Incentive Plan

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(*) (#)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	133,334	16.53	151,684
Equity compensation plans not approved by security holders	—	—	—
Total	133,334	16.53	151,684
(*)The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance units and performance shares.
2019 Incentive Plan

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(*) (#)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	176,042	19.07	1,571,590
Equity compensation plans not approved by security holders	—	—	—
Total	176,042	19.07	1,571,590
(*)The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance units and performance shares.

Bristow Group Inc.	65	2021 Proxy Statement

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Our Board recognizes the interest that the Company’s stockholders have in the compensation of the Company’s Named Executive Officers. In recognition of that interest and in accordance with Section 14A of the Exchange Act and related rules of the SEC, this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement and followed by the compensation tables beginning on page 55 of this Proxy Statement. This advisory vote is intended to give the Company’s stockholders an opportunity to provide an overall assessment of the compensation of the Company’s Named Executive Officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this Proxy Statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s stockholders. We believe the enhancements to the executive compensation program made in fiscal year 2021 reflect this philosophy.
As an advisory vote, the stockholders’ vote on this proposal is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the Compensation Committee of our Board will review voting results on this proposal and give consideration to the outcome when making future executive compensation decisions for the Company’s Named Executive Officers.
Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers requires the affirmative vote of holders of at least a majority of the votes cast at the Meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where a contrary vote is indicated or authorization to vote is withheld.
Vote Required
The approval, on an advisory basis, of this proposal requires the affirmative vote of a majority of votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Recommendation
Our Board unanimously recommends that stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers by voting FOR the approval of the following resolution:
RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement relating to the 2021 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.

Bristow Group Inc.	66	2021 Proxy Statement

PROPOSAL 3
APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN
At the Meeting, our stockholders will be asked to approve our 2021 Equity Incentive Plan (the “LTIP”). Our Board approved the LTIP on June 1, 2021, subject to stockholder approval.
The LTIP is an “omnibus” plan, authorizing a variety of equity award types as well as cash incentive awards. The LTIP is similar in scope to our existing Era Group Inc. 2012 Share Incentive Plan (the “2012 Incentive Plan”). We intend that the LTIP will replace the 2012 Incentive Plan, under which the authorization to grant awards is set to expire in 2022. The LTIP also will replace the Bristow Group Inc. 2019 Management Incentive Plan (the “2019 Incentive Plan”), which we assumed in connection with the Merger. The 2012 Incentive Plan and the 2019 Incentive Plan, referred to here as our “current equity plans,” are the only plans under which at present we are authorized to grant equity awards.
Stock-based compensation is an essential element of our total compensation structure and promotes the interests of our stockholders by:
a.Rewarding long-term Company performance;
b.Aligning employees’ interests with those of our stockholders; and
c.Enabling us to attract and retain top-tier talent in a competitive marketplace.
The Board and the Committee believe that awards linked to Common Stock and awards with terms tied to our performance provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, the LTIP is expected to be an integral part of our overall compensation program.
On June 1, 2021, our Board approved incentive awards covering 252,143 shares (the “FY22 Long-Term Incentive Awards”), of which 126,068 shares are intended to be subject to awards under the LTIP and are therefore expressly subject to and contingent upon the approval of the LTIP by our stockholders (the “Contingent Awards”).
As of June 1, 2021, there remained 1,727,852 shares available under our current equity plans for future grants prior to the grant of the FY22 Long-Term Incentive Awards. If approved by our stockholders, the LTIP would reserve a maximum of 1,640,000 shares for equity awards, and the authorization for grants of new equity awards under our current equity plans would cease. The terms of the LTIP also provide that if we grant equity awards under our current equity plans between June 1, 2021 and the date of the Meeting, the number of shares reserved under the LTIP will be reduced share-for-share by the number of shares subject to such awards (including the FY22 Long-Term Incentive Awards).
Accordingly, approval of the LTIP by stockholders would effectively reduce the number of shares available for future equity awards. However, such approval would give us additional flexibility in making awards because we are currently limited in how we may use shares available under the 2019 Incentive Plan due to certain NYSE listing rules. Therefore, if the LTIP is not approved, we may need to supplement the stock-based components of our compensation with cash, which may increase compensation expense, reduce compensation alignment with stockholder interests, and impede our ability to attract and retain talent.

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PROPOSAL 3	1
If our stockholders approve the LTIP, it will replace our current equity plans, such that (i) no additional grants will be made pursuant to our current equity plans, and (ii) any previously granted awards that are outstanding under our current equity plans will remain outstanding in accordance with their terms. If our stockholders should fail to approve the LTIP, it will not become effective, the Contingent Awards will be cancelled, and our current equity plans will continue in full force and effect.
Plan Design Features to Protect Stockholder Interests
a.No “evergreen” provision (i.e., no automatic increase in the number of shares available under the plan)
b.No repricing of underwater options or stock appreciation rights (“SARs”)
c.No liberal share recycling (i.e., no recycling of shares tendered or withheld to satisfy taxes or the exercise/purchase price)
d.Minimum one-year vesting on awards
e.No dividends or dividend equivalents can be issued before an award has vested
f.Annual limit on non-employee director compensation
g.Awards subject to forfeiture/clawback pursuant to Company policy
Shares Reserved for Our Equity Compensation Plans
Information on the total number of shares of Common Stock available under our current equity plans and unissued shares deliverable under outstanding options, restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) as of March 31, 2021 is presented above under the heading “Equity Compensation Plan Information.”
The table below shows the aggregate number of shares subject to currently outstanding equity awards under our current equity plans as of June 1, 2021, together with the shares that would have been available for future awards if, at that date, the LTIP had been in effect, which we collectively refer to as the “LTIP Shares,” and indicates the dilution to stockholders by LTIP Shares:

A. Shares subject to outstanding awards (1)	1,440,146
Stock options (2)	304,103
Full value awards (e.g., RSUs, PSUs) (3)	1,136,043
B. Shares available for future awards if LTIP is approved by stockholders (4)	1,202,206
C. Total shares if LTIP is approved (A + B)	2,642,352
D. Total outstanding shares of Common Stock	29,694,617
E. Total LTIP Shares as a percentage of outstanding shares (C ÷ D)	8.9%
(1)Includes shares subject to the FY22 Long-Term Incentive Awards. As of June 1, 2021, 1,267,142 shares remained available for issuance under the 2019 Incentive Plan, after taking into account the FY22 Long-Term Incentive Awards, which will no longer be available upon approval of the LTIP by our stockholders.
(2)As of June 1, 2021, outstanding stock options have a weighted average exercise price of $5.45 and a weighted average term of 2.18 years.
(3)Includes 848,307 shares underlying unvested RSUs, 287,736 shares underlying unvested PSUs and no shares underlying earned (non-forfeitable) RSUs and PSUs. PSUs have performance-based vesting conditions, and share numbers in the table above are based on achievement of maximum levels of performance.
(4)Represents 1,640,000 shares minus shares subject to the FY22 Long-Term Incentive Awards.
We currently anticipate that the share reserve under the LTIP will provide adequate shares for our equity compensation programs for approximately two years.

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PROPOSAL 3	1
Reasons for Stockholder Approval
The Board seeks stockholder approval of the LTIP in order to satisfy certain legal requirements, primarily the listing requirements of the NYSE. Stockholder approval of the LTIP would also constitute approval for purposes of satisfying the stockholder approval requirements under Section 422 of the Internal Revenue Code so that we may grant incentive stock options (“ISOs”).
Summary of the LTIP
A description of the LTIP is set forth below. Because the description of the LTIP in this Proxy Statement is a summary, it may not contain all the information that may be important to you. The summary is qualified by reference to the LTIP. You should carefully read the LTIP. A copy of the full text of the LTIP is attached hereto as Appendix B to this Proxy Statement.
Eligibility
Persons eligible for awards under the LTIP are (i) all employees of the Company and its subsidiaries, (ii) non-employee directors and (iii) certain independent contractors. As of June 1, 2021, approximately 100 employees, non-employee directors and consultants would be eligible for grants of Awards under the LTIP.
Administration
The LTIP will generally be administered by the Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the “Administrator”), subject to the limitations imposed under the LTIP, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Administrator will have the authority to take all actions and make all determinations under the LTIP, to interpret the LTIP and award agreements and to adopt, amend and repeal rules for the administration of the LTIP as it deems advisable. The Administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the LTIP. The Administrator may also accelerate any vesting or exercise date, extend the exercisability of an award, or waive or modify any restriction or condition with respect to an award, subject to the conditions and limitations in the LTIP.
Shares Available for Awards
The aggregate number of shares of our Common Stock reserved and available for issuance pursuant to Awards granted under the LTIP will be (a) 1,640,000 shares of Common Stock, minus (b) one share for each share issued under awards granted under the 2012 Incentive Plan or the 2019 Incentive Plan on or after June 1, 2021, and plus (c) shares subject to awards granted under the 2012 Incentive Plan or the 2019 Incentive Plan that are forfeited and become available for issuance under the terms of the LTIP. A maximum of 1,640,000 shares of Common Stock may be issued as ISOs. Each share of our Common Stock subject to an award granted under the LTIP is counted against the above share reserve as one share.
Shares underlying awards that expire, terminate, are canceled, are forfeited to the Company, or are settled in cash may be reused for subsequent awards. Shares (i) not issued in settlement of a stock-settled SAR, (ii) purchased on the open market with the proceeds of the exercise price of a stock option, or (iii) withheld or delivered to satisfy the applicable withholding taxes related to an award, or used to satisfy the exercise price or purchase price related to an award, in full or partial satisfaction of the exercise price, may not be reused.
Awards granted under the LTIP upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the LTIP but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

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PROPOSAL 3	1
Award Limits
Awards generally will be subject to a minimum vesting period of at least twelve months, other than awards granted (i) as substitute awards granted in connection with the acquisition of another entity by us, and (ii) solely in exchange for foregone cash compensation. We may also grant awards that do not meet the minimum vesting period covering up to 5% of the total number of shares authorized under the LTIP.
The LTIP provides that the sum of any cash compensation and the aggregate grant date fair value of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $690,000.
Types of Awards
The LTIP provides for the grant of stock options, including ISOs and nonqualified stock options (“NQSOs”), SARs, restricted stock, RSUs, other stock based awards and dividend equivalents. All awards under the LTIP will be evidenced by award agreements, which will detail the terms and conditions of awards. Awards other than cash awards generally will be settled in shares of our Common Stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.
Stock Options and SARs. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
Restricted Stock. Restricted stock is an award of non-transferable shares of our Common Stock that are subject to certain vesting conditions and other restrictions. Any dividends credited on restricted shares will be subject to the same time-and/or performance-based vesting conditions that apply to a restricted stock award and will, if vested, be delivered, or paid at the same time as the award.
RSUs. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of Common Stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant.
Other Stock Based Awards. Other stock based awards are awards of cash, fully vested shares of our Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Common Stock. Other stock based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Any dividend equivalents will be subject to the same time and/or performance-based vesting conditions that apply to the associated award and will, if vested, be delivered, or paid at the same time as the award.
Certain awards under the LTIP may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.

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PROPOSAL 3	1
Performance Criteria
The Administrator may grant awards, which may be cash-denominated awards or share-based awards, which require satisfaction of pre-established performance goals as a condition to awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
Certain Transactions
In the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the LTIP and outstanding awards.
The Administrator also has broad discretion to determine the treatment of awards in the event of certain transactions, such as a reorganization, merger, conversion, consolidation, spin-off transaction involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company. In the event of a Change in Control (as defined in the LTIP), all outstanding awards will become fully vested and exercisable in connection with the transaction, and all performance goals or other vesting criteria relating to such awards will be deemed to have been satisfied at the applicable “target” level.
No Repricing
Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.
Plan Amendment and Termination
Our board of directors may amend or terminate the LTIP at any time; however, no amendment, other than an amendment that increases the number of shares available under the LTIP, may materially and adversely affect an award outstanding under the LTIP without the consent of the affected participant. Stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws or to increase the director limit. The LTIP will remain in effect until the tenth anniversary of the date the Board adopted the LTIP, unless earlier terminated. No awards may be granted under the LTIP after its termination.
Foreign Participants, Clawback Provisions, Transferability and Participant Payments
The Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the LTIP are generally non-transferable, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the LTIP, the Administrator may, in its discretion, accept cash or check, shares of our Common Stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the LTIP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal

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PROPOSAL 3	1
employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Options; Stock Appreciation Rights
Options granted under the LTIP may constitute ISOs within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the LTIP may constitute NQSOs. Grants of options to non-employee directors and independent contractors are NQSOs. The Internal Revenue Code provides for tax treatment of options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded NQSOs. Generally, upon the exercise of an ISO, the optionee will recognize no taxable income for U.S. federal income tax purposes, although the difference between the exercise price of the ISO and the fair market value of the stock at the date of exercise is an addition to income in determining alternative minimum taxable income and such amount may be sufficient in amount to subject the optionee to the alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the grant date or within one year of the exercise date), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise. No deduction is available to us upon the grant or exercise of an ISO (although a deduction may be available if the participant disposes of the shares so purchased before the applicable holding periods expire).
In contrast, upon the exercise of an NQSO, the optionee recognizes ordinary taxable income on the exercise date in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. Upon the sale of such shares by the optionee, any difference between the fair market value at the date of sale and the fair market value at the date of exercise will be treated generally as capital gain or loss. Subject to the limitations discussed below, upon exercise of an NQSO, we are entitled to a tax deduction in an amount equal to the ordinary taxable income recognized by the participant.
Participants do not recognize taxable income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares received at the date of exercise of the SAR. The participant’s tax basis in any shares received on the exercise of a SAR will generally equal the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the taxable income recognized by the participant under the foregoing rules.
Other Stock Awards
Restricted Stock. A participant generally recognizes no taxable income at the time of an Award of restricted stock. A participant may, however, make an election under Section 83(b) of the Internal Revenue Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive a deduction for U.S. federal income tax purposes for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.
Restricted Stock Units. A participant who is granted restricted stock units will recognize no income upon grant of the restricted stock units. At the time the underlying shares of Common Stock (or cash in lieu thereof) are delivered to a participant, the participant will recognize compensation income equal to the full fair market value of the shares received. We will generally be entitled to a deduction for U.S. federal income tax purposes that corresponds to the compensation income recognized by the participant.

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PROPOSAL 3	1
Tax Consequences to the Company; Tax Withholding
In the foregoing cases, we will generally be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code. We are authorized to deduct or withhold from any award granted or payment due under the LTIP, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment.
Section 409A of the Internal Revenue Code
Certain types of awards under the LTIP may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the LTIP and awards granted under the LTIP are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Internal Revenue Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Internal Revenue Code. To the extent determined necessary or appropriate by the Administrator, the LTIP and applicable award agreements may be amended to further comply with Section 409A of the Internal Revenue Code or to exempt the applicable awards from Section 409A of the Internal Revenue Code.
New Plan Benefits
Awards under the LTIP are granted in the discretion of the Board, and therefore the type, number, recipients, and other terms of such awards generally cannot be determined at this time. For information regarding our recent practices with respect to stock-based compensation granted to our non-employee directors and Named Executive Officers, please see “Summary Compensation Table” (page 55), “Grants of Plan-Based Awards” (page 57), “Outstanding Equity Awards at Fiscal Year-End” (page 59), “Director Compensation” (page 63), and “Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation” (page 66).
As described above, our Board granted the Contingent Awards from the LTIP, which are subject to stockholder approval of the LTIP. The following table sets forth information with respect to the number of outstanding PSUs that have been granted as Contingent Awards to the Named Executive Officers and the specified groups set forth below under the LTIP as of June 1, 2021. On June 1, 2021, the closing price as reported in consolidated trading of our Common Stock on the NYSE was $27.89 per share.

Name and Principal Position	Dollar Value ($)	Number of PSUs

Christopher S. Bradshaw President and Chief Executive Officer	1,259,987	45,177
David F. Stepanek Executive Vice President, Sales and Chief Transformation Officer	399,998	14,342
Alan Corbett Senior Vice President, Europe, Africa, Middle East, Asia and Australia and Search and Rescue	315,213	11,302
Crystal L. Gordon Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary	299,985	10,756
Jennifer D. Whalen Senior Vice President, Chief Financial Officer	299,985	10,756
All executive officers as a group (5 persons)	2,575,167	92,333
All employees (other than executive officers) as a group (4 persons)	940,869	33,735

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PROPOSAL 3	1
Vote Required
The approval of this proposal requires the affirmative vote of a majority of votes cast on this proposal. If you hold your shares through a broker, bank or other nominee holder and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Recommendation
Our Board unanimously recommends that stockholders vote FOR the approval of the Company’s 2021 Equity Incentive Plan.

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PROPOSAL 4
RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS
The Audit Committee of our Board has selected the firm of KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal year 2022. Our Board and the Audit Committee believe that the continued retention of KPMG as the Company’s independent auditor is in the best interests of the Company and its stockholders. Stockholder ratification of this selection is not required by law or by our Bylaws. Nevertheless, our Board has chosen to submit it to the stockholders for their ratification.
Engagement of Independent Auditors
The Audit Committee annually reviews KPMG’s independence and performance in determining whether to retain KPMG or engage another independent registered public accounting firm as the Company’s independent auditors. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. Based on this review, the Audit Committee believes that KPMG is independent and well-qualified to serve as the Company’s independent auditors.
Representatives of KPMG are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fee Information
Set forth below are the fees paid by the Company to KPMG for the fiscal years indicated.

	2021 ($)	2020 ($)

Audit Fees	6,349,743	7,530,827
Audit-Related Fees	—	—
All Other Fees	13,436	—
Tax Fees	324,156	803,000
Audit Fees. Audit fees include the aggregate fees for the audit of our annual consolidated financial statements and internal controls, and the reviews of each of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries.
Audit-Related Fees. Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements and to provide certain attest reports.

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All Other Fees. All other fees were for advisory services related to compliance with regulatory reporting requirements.
Tax Fees. Tax fees were for tax compliance services and assistance with federal and provincial tax-related matters for certain international entities.
Pre-Approval Policies and Procedures
All of the fees described above were approved by the Audit Committee. The Audit Committee is responsible for overseeing the audit fee negotiations associated with the retention of KPMG to perform the audit of our annual consolidated financial statements and internal controls. The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent accounting firm. At the beginning of each fiscal year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by KPMG during the year. In addition, Audit Committee pre-approval is required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee has delegated this pre-approval authority to its Chair for all services requiring pre-approval between regularly scheduled Audit Committee meetings. Any services approved by the Audit Committee Chair pursuant to this delegated authority must be reported to the full Audit Committee at its next regularly scheduled meeting.
Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
Vote Required
Of the shares represented and entitled to vote at the Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of KPMG as the Company’s independent auditors for fiscal year 2022, in order for this proposal to be adopted. The Proxyholder named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions and broker non-votes will have no effect on this proposal. If more votes are cast AGAINST this proposal than FOR, our Board will take such decision into consideration in selecting independent auditors for the Company.
Recommendation
Our Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG as the Company’s independent auditors for fiscal year 2022.

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AUDIT COMMITTEE REPORT	1
AUDIT COMMITTEE REPORT
The Audit Committee’s principal functions are to select an independent auditor, to assist our Board in fulfilling its responsibility for oversight of the Company’s accounting and internal control over financial reporting and principal accounting policies, to recommend to our Board, based on its discussions with the Company’s management and independent auditor, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K and to oversee the entire independent audit function.
The Company believes that each of the three members of the Audit Committee satisfies the requirements of the applicable rules of the SEC and the NYSE as to independence, financial literacy and experience. Our Board has determined that at least one member, Brian D. Truelove, is an audit committee financial expert as defined by the SEC. Our Board has adopted a charter for the Audit Committee, a copy of which is available on the Company’s website at www.bristowgroup.com by clicking “Investors,” then “Governance” and then “Governance Documents”.
Management is responsible for the Company’s financial statements and internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB (United States) and issuing a report thereon. The independent auditors are also responsible for performing an independent audit of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year 2021 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with KPMG, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.
Based on the review and discussions with the Company’s management and independent auditor, as set forth above, the Audit Committee recommended to our Board, and our Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the SEC.
Audit Committee
Brian D. Truelove, Chair
Charles Fabrikant
Wesley E. Kern

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein, and shall not otherwise be deemed filed under those Acts.

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OTHER MATTERS	1
OTHER MATTERS
The Board does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Review and Approval of Related Party Transactions
Consistent with applicable regulatory requirements, our Related Party Transactions Policy requires disclosure, preapproval and tracking of any proposed arrangements that meet the criteria outlined below.
“Related Party Transactions” are defined as any financial transaction, arrangement or relationship in which:
a.the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
b.the Company is a participant; and
c.any Related Person (as defined in the Related Party Transactions Policy) has or will have a direct or indirect material interest.
“Related Persons” are defined as any person who is, or was at any time since the beginning of the Company’s last fiscal year:
a.a director or a director nominee;
b.an executive officer of the Company or an employee of the Company subject to the provisions of Section 16 of the Exchange Act or an Immediate Family Member (as defined in the Related Party Transactions Policy) thereof; or
c.any person who, at the time of the occurrence or existence of the transaction at issue, is a beneficial owner of more than 5% of our Common Stock or an Immediate Family Member thereof.
If the Company’s Chief Compliance Officer concludes that a proposed transaction, arrangement or relationship is a Related Party Transaction, it must then be submitted to the Audit Committee, which will determine whether to authorize the proposed transaction, arrangement or relationship after considering factors and guidelines listed in the Related Party Transactions Policy.
No Related Party Transactions
There were no Related Party Transactions between the Company, including any of its subsidiaries, and any Related Person during fiscal year 2021.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, certain officers and any beneficial owner of 10% or more of our outstanding Common Stock (collectively, “Section 16 Persons”) are required to file, with the SEC, reports of ownership (Form 3) and changes of ownership (Form 4 and Form 5) of our Common Stock with the SEC. Copies of all such reports are required to be furnished to the Company. To our knowledge, based solely upon our review of the copies of such reports furnished to us for fiscal year 2021 and other information, all filing requirements for the Section 16 Persons have been complied with during or with respect to fiscal year 2021.

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OTHER MATTERS	1
Annual Report
The Company’s Annual Report for the fiscal year ended March 31, 2021 has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested.
Stockholder Proposals for 2022 Annual Meeting
Proposals that stockholders believe should be voted upon at the Annual Meeting of Stockholders of the Company may be eligible for inclusion in the Company’s proxy statement. Stockholder proposals for the 2022 Annual Meeting of Stockholders must be received in accordance with the provisions of Rule 14a-8 under the Exchange Act by the Company on or before February 21, 2022, which is the 120th calendar day before the anniversary of the date of this Proxy Statement, to be eligible for inclusion in the proxy statement and proxy card relating to the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8. If the date of the 2022 Annual Meeting of Stockholders has been changed by more than 30 days from the date of this year’s Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. Any such proposals should be sent via registered, certified or express mail to: Corporate Secretary, Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042.
As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Section 1.12 of our Bylaws, in order for business to be properly brought before the next Annual Meeting of Stockholders by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Corporate Secretary at the principal executive offices of the Company, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary date of the previous year’s Annual Meeting of Stockholders. Accordingly, for the 2022 Annual Meeting of Stockholders, notice will have to be delivered or received by the Company not earlier than the close of business on April 5, 2022, or later than the close of business on May 5, 2022. If, however, the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, then, to be considered timely, notice by the stockholders must be received not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the date of such Annual Meeting of Stockholders or, if the first public announcement of the date of such Annual Meeting of Stockholders is less than 100 days prior to the date of such Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of such Annual Meeting of Stockholders is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting of Stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors. Under current SEC rules, the Company is not required to include in its proxy statement any director nominated by a stockholder using this process. If the Company chooses not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.
Duplicate Mailings (Householding) of Proxy Materials
The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement

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OTHER MATTERS	1
in the future, that stockholder should contact his or her broker or send a request to Corporate Secretary, Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, telephone number (713) 267-7600. Requests from beneficial owners of our shares must set forth a good faith representation that as of June 7, 2021, the requester was a beneficial owner of shares entitled to vote at the Meeting. The Company will deliver, promptly upon such a written or oral request to the Corporate Secretary, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Important Voting Information
Voting of the Proxy
Shares represented by all properly executed proxies will be voted as directed in the proxies. If no direction is specified, such shares will be voted “FOR” the nominees and “FOR” the other proposals set forth above.
Broker Non-Votes
Your broker is not permitted to vote on your behalf on the election of directors and other matters that may be considered at the Meeting (except on (i) the ratification of the appointment of KPMG as the Company’s independent auditors for the fiscal year ending March 31, 2022 and (ii) the adjournment or postponement of the Meeting), unless you provide specific instructions by completing and returning the Voting Instruction Form. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Meeting. You may not vote your shares electronically at the Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. Please refer to the voter instruction cards used by your bank, broker or other nominee holder for specific instructions on methods of voting, including using the Internet or by telephone.
Your Participation in Voting the Shares You Own is Important
Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the instructions on the proxy card or Voting Instruction Form to vote your shares. The Company encourages you to exercise your rights and fully participate as a stockholder in the Company’s future.
More Information is Available
If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution if you hold your shares in “street name.” The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact the Company’s Investor Relations Department at InvestorRelations@bristowgroup.com.

By Order of our Board of Directors

Crystal L. Gordon
Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary
June 21, 2021

Bristow Group Inc.	80	2021 Proxy Statement

APPENDIX A	1
APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
The following table provides a reconciliation of Net Income, the most directly comparable GAAP measure, to Adjusted EBITDA, for the fiscal year ended March 31, 2021 (in thousands).

Nine Months Ended March 31, 2021 ($)

Net loss	(127,690)
Depreciation and amortization	53,722
Interest income	(1,031)
Interest expense	38,756
Income tax expense	2,933
EBITDA	(33,310)
Special items(1)	149,010
Adjusted EBITDA	115,700
(1)Special items include:

Nine Months Ended March 31, 2021 ($)

Loss on disposal of assets	13,721
Loss on impairment	74,540
Bad debt expense	1,311
Severance costs	22,760
Merger-related costs	25,422
Bargain purchase gain	(5,660)
Government grants	(2,076)
PBH amortization	15,249
Loss on extinguishment of debt	28,744
Reorganization	(1,508)
Other income,net	(23,493)
149,010

Bristow Group Inc.	A-1	2021 Proxy Statement

APPENDIX A	1
PRO FORMA LTM ADJUSTED EBITDA
Pro Forma EBITDA and Pro Forma Adjusted EBITDA reflect EBITDA and Adjusted EBITDA of Old Bristow and Era Group Inc. before the Merger for the period beginning April 1, 2020 through June 11, 2020, plus EBITDA and Adjusted EBITDA for the post-Merger period through March 31, 2021. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Pro Forma EBITDA and Pro Forma Adjusted EBITDA for the twelve months ended March 31, 2021 (in thousands).

	Old Bristow	Era Group Inc.	Legacy Era	Bristow Group Inc.	Pro Forma
	April 1, 2020 – June 30, 2020 ($)	April 1, 2020 – June 11, 2020 ($)	June 12 – June 30, 2020 ($)	July 1, 2020 – March 31, 2021 ($)	LTM March 31, 2021 ($)

Net income (loss)	75,708	(18,059)	(4,305)	(127,689)	(74,345)
Depreciation and amortization	15,914	7,818	443	53,722	77,897
Interest expense	11,754	2,650	749	38,756	53,909
Income tax (benefit) expense	(3,798)	(2,467)	508	2,933	(2,824)
EBITDA	99,578	(10,058)	(2,605)	(32,278)	54,637
Special items(1)	(49,446)	13,743	2,502	151,176	117,975
Adjusted EBITDA	50,132	3,685	(103)	118,898	172,612
(Gains) losses on asset dispositions, net	(5,527)	141	5	13,721	8,340
Adjusted EBITDA excluding asset dispositions	44,605	3,826	(98)	132,619	180,952
(1)Special items include:

	Old Bristow	Era Group Inc.	Legacy Era	Bristow Group Inc.	Pro Forma
	April 1, 2020 – June 30, 2020 ($)	April 1, 2020 – June 11, 2020 ($)	June 12, 2020 – June 30, 2020 ($)	July 1, 2020 – March 31, 2021 ($)	LTM March 31, 2021 ($)

Loss on impairment	19,233	—	—	72,027	91,260
Merger-related costs	15,103	13,575	2,317	25,422	56,417
PBH intangible amortization	4,951	168	185	15,249	20,553
Bankruptcy related costs	250	—	—	(1,101)	(851)
Organizational restructuring costs	3,011	—	—	22,760	25,771
Loss on early extinguishment of debt	615	—	—	28,744	29,359
Government grants	(1,760)	—	—	(3,651)	(5,411)
Bargain purchase gain	(75,433)	—	—	(5,660)	(81,093)
Change in fair value of preferred stock derivative liability	(15,416)	—	—	—	(15,416)
Insurance proceeds	—	—	—	(2,614)	(2,614)
	(49,446)	13,743	2,502	151,176	117,975

Bristow Group Inc.	A-2	2021 Proxy Statement

APPENDIX A	1
CASH RETURN ON INVESTED CAPITAL
For purposes of the Company’s long-term incentive program for fiscal year 2022, Cash Return on Invested Capital (“Cash ROIC”) will be calculated as follows:
Cash ROIC = (Adjusted EBITDA - Maintenance CapEx(*) - Cash Taxes) / (Gross Debt + Financial Leases + Book Equity)
(*)Maintenance CapEx means capital expenditures that relate to the maintenance, repair or replacement of existing assets and capital expenditures that do not materially enhance the functionality of an asset. Examples include: replacement tooling; replacement vehicles; fixed-wing capital maintenance; IT system upgrades that do not significantly affect functionality, etc.
NET DEBT
The following table provides a reconciliation of Net Debt, a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents as of March 31, 2021 (in millions, mm).

	Amount ($)	Rate	Maturity

Cash	231
ABL ($85mm)	—	L+250 bps	Apr-23
Senior Secured Notes	400	6.875%	Mar-28
Lombard Debt (BULL)	92	L+225 bps	Dec-23
Lombard Debt (BALL)	76	L+225 bps	Jan-24
Airnorth	6	L+285 bps	Apr-23
Total Secured Debt(1)	574
Less: Unrestricted Cash	(228)
Net Debt	346
(1)Total debt includes other debt of $0.3 million.

Bristow Group Inc.	A-3	2021 Proxy Statement

APPENDIX A	1
ADJUSTED FREE CASH FLOW
Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees and other costs paid in relation to the Merger, fresh-start accounting, restructuring costs, government grants and the Chapter 11 Cases. Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance. However, investors should note numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow.
The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (in thousands).

	Three Months Ended September 30, 2020 ($)	Three Months Ended December 31, 2020 ($)	Three Months Ended March 31, 2021 ($)	Nine Months Ended March 31, 2021 ($)

Net cash provided by operating activities	41,857	25,078	36,776	103,711
Plus: Proceeds from disposition of property and equipment	40,475	14,361	1,381	56,217
Less: Purchases of property and equipment	(4,523)	(3,860)	(3,612)	(11,995)
Free Cash Flow	77,809	35,579	34,545	147,933
Plus: Organizational restructuring costs	13,326	1,547	1,939	16,812
Plus: Merger-related costs	4,026	1,247	18,827	24,100
Less: Government grants	(2,201)	(1,075)	(375)	(3,651)
Adjusted Free Cash Flow	92,960	37,298	54,936	185,194
Net (proceeds from)/purchases of property and equipment (“Net Capex”)	(35,952)	(10,501)	2,231	(44,222)
Adjusted Free Cash Flow excluding Net Capex	57,008	26,797	57,167	140,972

Bristow Group Inc.	A-4	2021 Proxy Statement

APPENDIX B	1
APPENDIX B

Bristow Group Inc. 2021 Equity Incentive Plan
Article I. Purpose
The purpose of the Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan and not defined elsewhere in the text are defined in Article XIII.
Article II. Eligibility
Employees, Consultants or Directors are eligible to be granted Awards under the Plan, subject to the limitations described in the Plan. Incentive Stock Options may only be granted to eligible Employees as provided in Section 5.8.
Article III. Administration and Delegation
3.1 Administration. The Plan is administered by the Administrator. Subject to the terms of the Plan and Applicable Laws, the Administrator has authority to:
a.determine which Service Providers receive Awards, grant Awards and set Award terms and conditions;
b.provide that any Award will become vested and fully or partially exercisable or realizable, provide for the extension of exercisability of an Award, or waive any restriction or condition contained in the Plan or an Award Agreement;
c.provide that any Award may be settled in cash (in lieu of shares);
d.take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable; and
e.correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards
3.2 Delegation of Authority. To the extent Applicable Laws and the terms of the Plan permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, that, any such officer delegation shall be in accordance with Section 157(c) of the Delaware General Corporation Law and shall exclude the power to grant Awards to non-employee Directors or Section 16 Persons. The Board may exercise concurrent authority with any Committee, may abolish any Committee and/or re-vest in itself any previously delegated authority at any time. The Board or Committee, as applicable, may engage or authorize the engagement of a third party administrator to carry out the administrative functions of the Plan.
3.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
Article IV. Stock Available for Awards
4.1 Number of Shares. Subject to adjustment under Article IX and the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to (a) 1,640,000 Shares minus

Bristow Group Inc.	B-1	2021 Proxy Statement

APPENDIX B	1
(b) one Share for each Share issued under awards granted under the Pre-existing Plans on or after the Effective Date and plus (c) the number of Shares subject to awards under the Pre-existing Plans that become available in accordance with Section 4.2 after the Effective Date (the “Overall Share Limit”). Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2 Share Recycling. If all or any part of an Award granted under the Plan or an award granted under a Pre-existing Plan expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by such award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by such award, the unused Shares covered by such award will, as applicable, become or again be available for grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards will not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares will not be added to the Shares authorized for grant under Section 4.1 and will not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (iii) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation).
4.3 Incentive Stock Option Limitations. The number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is equal to 1,640,000.
4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (such awards, “Substitute Awards”). Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.
4.5 Minimum Vesting Standards. Any Award granted under the Plan to a Participant shall be subject to a minimum vesting period of at least twelve months, except in the case of Substitute Awards and Awards granted solely in exchange for foregone cash compensation. Notwithstanding the immediately preceding sentence, (a) the Administrator may permit and authorize acceleration of vesting of Awards pursuant to Section 9.2 of the Plan, and (b) the Administrator may grant Awards without respect to the minimum vesting standards, with respect to Awards covering in the aggregate no more than five percent of the total number of Shares authorized under the Plan.

Bristow Group Inc.	B-2	2021 Proxy Statement

APPENDIX B	1
4.6 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $690,000 (the “Director Limit”).
Article V. Stock Options and Stock Appreciation Rights
5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options.
5.2 Exercise Price. The Administrator will establish the exercise price for each Option and Stock Appreciation Right and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right (subject to Section 5.8). Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten (10) years from the applicable grant date (subject to Section 5.8).
5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full for the number of Shares for which the Award is exercised and any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5 Automatic Extension. Notwithstanding the foregoing and unless determined otherwise by the Company, if on the last business day of the term of an Option or Stock Appreciation Right (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right will be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event will the extension last beyond the ten (10) year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon such violation, unless the Company otherwise determines.
5.6 Payment Upon Option Exercise. Subject to any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
a.cash, wire transfer of immediately available funds or by check payable to the order of the Company;
b.if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, through a Broker Assisted Transaction;

Bristow Group Inc.	B-3	2021 Proxy Statement

APPENDIX B	1
c.to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
d.to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; or
e.any combination of the above payment forms approved by the Administrator or any other property that the Administrator determines is good and valuable consideration.
5.7 Additional Terms of Incentive Stock Options.
a.Eligibility; Greater than 10% Stockholders. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code.
b.Notice Obligations by Participant. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers of Shares acquired under the Option made within (i) two (2) years from the grant date of the Option or (ii) one (1) year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer.
c.No Liability for Failure to Qualify. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.
Article VI. Restricted Stock; Restricted Stock Units
6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units to any Service Provider, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.
6.2 Restricted Stock.
a.Stockholder Rights. Unless otherwise determined by the Administrator, each Participant holding shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement.
b.Dividends. Dividends (whether paid in cash, Shares or other property) shall only be paid out to a Participant holding shares of Restricted Stock to the extent that the vesting conditions of such Award are

Bristow Group Inc.	B-4	2021 Proxy Statement

APPENDIX B	1
subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
c.Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3 Restricted Stock Units.
a.Grant; Settlement. No Shares will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
b.Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
Article VII. Other Stock Based Awards
7.1 Other Stock Based Awards. Other Stock Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Based Awards may be paid in Shares, cash or other property, as the Administrator determines.
Article VIII. Dividend Equivalents
8.1 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock Based Award may provide a Participant with the right to receive Dividend Equivalents. No Dividend Equivalents may be granted or will be payable with respect to Options, Stock Appreciation Rights or Restricted Stock. Dividend Equivalents (whether paid in cash, Shares or other property) shall only be paid out to a Participant to the extent that the vesting conditions of an associated Award are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless deferred in a manner intended to comply with Section 409A.
Article IX. Adjustments for Changes in Common Stock and Certain Other Events
9.1 Equity Restructuring. In connection with any Equity Restructuring, the Administrator will equitably adjust each outstanding Award (including Performance Criteria) and the Overall Share Limit as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

Bristow Group Inc.	B-5	2021 Proxy Statement

APPENDIX B	1
9.2 Business Combinations. In the event of (x) any Change in Control, (y) any reorganization, merger, conversion, consolidation, spin-off transaction involving the Company, or (z) a sale or other disposition of all or substantially all of the assets of the Company (in a single transaction or series of related transactions) (each, a “Business Combination”), outstanding Awards acquired under the Plan will be subject to the agreement evidencing the Business Combination, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, may provide for one or more of the following with respect to outstanding Awards (or any portion of an Award) as of the effective date of such Business Combination:
a.Continuation of an Award by the Company (if the Company is the successor entity).
b.Assumption of an outstanding Award, or substitution by the successor or acquiring entity in such Business Combination (or by its parent) with an equivalent award with substantially the same terms for such outstanding Award, provided that the exercise price and the number and nature of shares issuable upon exercise of any assumed or substituted Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A, as applicable.
c.Full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award.
d.Cancellation of an outstanding Award in exchange for the right to receive either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of such Award or realization of the Participant’s rights under the Award (which, in the case of a Change of Control, will be the Change in Control consideration payable to other holders of Common Stock determined by reference to the number of Shares subject to such vested Awards and net of any applicable exercise price); provided that, if the amount that could have been obtained upon the exercise or settlement of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment.
9.3 Effect of a Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, all then outstanding Awards which have not vested or become exercisable at the time of such Change in Control will immediately vest and become exercisable, and all performance goals or other vesting criteria relating to such Awards will be deemed to have been satisfied at the applicable “target” level and all other terms and conditions will be deemed met as of the consummation of such Change in Control.
9.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty (60) days before or after such transaction.
9.5 Company Discretion. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any

Bristow Group Inc.	B-6	2021 Proxy Statement

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adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article IX.
Article X. Tax Matters
10.1 Responsibility for Taxes. A Participant must pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. A Participant is ultimately liable and responsible for all taxes owed in connection with such Participant’s Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with such Award. The Company and its Affiliates are under no obligation to structure the Plan or any Award granted thereunder to reduce or eliminate a Participant’s tax liability.
10.2 Withholding Tax Payment Methods. Subject to any Company insider trading policy (including blackout periods), a Participant’s withholding tax obligations may be satisfied (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, through a sale of Shares issuable on exercise or settlement of the Award and delivery of proceeds to the Company in a Broker Assisted Transaction, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. The number of Shares which may be delivered or retained pursuant to clause (ii) of the immediately preceding sentence will be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to comply with Applicable Laws or avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America), and the Company may impose a minimum holding period on any Shares so tendered if required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; notwithstanding anything to the contrary in the foregoing, an Award Agreement may include additional limits on the number of Shares which may be delivered or retained pursuant to clause (ii).
10.3 Section 409A.
a.General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences (including accelerated taxation, interest, or penalties) under Section 409A apply. The Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including retroactively) as are necessary or appropriate to preserve the intended tax treatment of Awards. However, the Company makes no representations or warranties as to the tax treatment of an Award under Section 409A or otherwise, and does not have any obligation under the Plan or otherwise to avoid the adverse tax consequences under Section 409A with respect to any Award and will have no liability to any Participant or any other person for any such adverse tax consequences.
b.Separation from Service; Specified Employees. If an Award provides for the deferral of compensation that is subject to Section 409A, then to the extent necessary to avoid adverse tax consequences under Section

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409A: (i) any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such separation from service occurs upon or after the termination of the Participant’s Service Provider relationship, and references to a “termination,” “termination of employment” or like terms in an Award Agreement or other agreement with a Participant will mean a “separation from service,” and (ii) if a Participant is a “specified employee” (within the meaning of Section 409A and as the Administrator determines), amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six month period immediately following the Participant’s Termination of Service will instead be paid (without interest) on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).
c.Business Combination. If a Business Combination or Change in Control constitutes a payment event under any Award (or portion of any Award) which provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid adverse tax consequences under Section 409A, such transaction or event will only constitute a Business Combination or Change in Control, as applicable, for purposes of the payment timing of such Award if such transaction also constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
Article XI. General Provisions Applicable to Awards
11.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
11.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.
11.3 Termination of Service Status; Transfer; Leave of Absence. For purposes of the Plan, no Termination of Service will be deemed to result from: (i) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; (ii) a change in status of a Service Provider where there is no break in service (for example, a change from an Employee to a Consultant), unless the Administrator determines otherwise; or (iii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, or if the Administrator otherwise so provides in writing. The Administrator or its delegate will determine how any other change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which the Participant or the Designated Beneficiary may exercise rights under the Award, if applicable. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship will be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any Business Combination (including a spin-off), even though the Participant may subsequently continue to perform services for that entity.
11.4 Amendment of Awards; No Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely

Bristow Group Inc.	B-8	2021 Proxy Statement

APPENDIX B	1
affect the Participant’s rights under the Award, or (ii) the change is permitted under the Plan in connection with an Equity Restructuring or a Business Combination, or pursuant to Section 10.3(a). Except in connection with an Equity Restructuring or a Business Combination, the terms of outstanding Options and Stock Appreciation Rights may not be amended by the Administrator to (i) reduce the exercise price of such outstanding Options or Stock Appreciation Rights or (ii) cancel such outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, in each case without stockholder approval.
11.5 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
11.6 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this section in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this section, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
11.7 Clawback Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) will be subject to the provisions of any recoupment or clawback policy implemented by the Company, including, without limitation, any policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such policy or an Award Agreement.

Bristow Group Inc.	B-9	2021 Proxy Statement

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11.8 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Affiliate. The Company and its Affiliates expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.
11.9 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Unless the Administrator otherwise determines, or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
Article XII. Miscellaneous
12.1 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the date the Board adopts the Plan (the “Effective Date”) and will remain in effect until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, if the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan. Upon such approval of the Plan by the stockholders of the Company, no further awards may be granted under either of the Pre-existing Plans, but any outstanding awards under the Pre-existing Plans will continue in accordance with their terms, and the Company shall retain full power to modify any such outstanding award in accordance with the terms of the applicable Pre-existing Plan (and this sentence shall be deemed to be an amendment to each Pre-existing Plan). No Awards may be granted under the Plan during any suspension period or after the termination of the Plan. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination.
12.2 Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws, or any amendment to increase the Director Limit.
12.3 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
12.4 Limitations on Liability. No individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

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12.5 Notices. Any notice under the Plan or any Award to be given to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice under the Plan or any Award to be given to Participant must be in writing and addressed to Participant (or Participant’s Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
12.6 Severability. If any portion of the Plan or any action taken under it, or any provision in an Award, is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan or Award, as applicable, and the Plan and/or the Award will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
12.7 Successors and Assigns. The Company may assign any of its rights under the Plan or an Award to single or multiple assignees, and the terms of the Plan and such Award will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and any Award Agreement, the terms and conditions of the Plan and any Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties thereto.
12.8 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
12.9 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
12.10 Titles and Headings. The titles and headings in the Plan and any Award Agreement are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
12.11 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except as expressly provided in writing in such other plan or an agreement thereunder.
12.12 Broker-Assisted Sales. In the event of the sale of Shares in a Broker-Assisted Transaction in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Shares to be sold through the Broker-Assisted Transaction will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

Bristow Group Inc.	B-11	2021 Proxy Statement

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Article XIII. Definitions
As used in the Plan, the following words and phrases will have the following meanings:
13.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
13.2 “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
13.3 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
13.4 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock Based Awards.
13.5 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
13.6 “Board” means the Board of Directors of the Company.
13.7 “Broker Assisted Transaction” means either (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price or withholding tax obligations, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator.
13.8 “Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s Award Agreement or employment agreement with the Company (if such an agreement exists and contains a definition of Cause (or term of similar effect)), or, in the absence of such definition (or term of similar effect), then Cause will include, but not be limited to: (a) fraud, embezzlement or gross insubordination on the part of the Participant or breach by the Participant of his or her obligations under any Company policy or procedure; (b) conviction of or the entry of a plea of nolo contendere by the Participant for any felony; (c) a material breach of, or the willful failure or refusal by the Participant to perform and discharge, his or her duties, responsibilities or obligations as an employee; or (d) any act of moral turpitude or willful misconduct by the Participant which (i) is intended to result in substantial personal enrichment of the Participant at the expense of the Company or (ii) has a material adverse impact on the business or reputation of the Company. For purposes of this definition. “Company” will also be deemed to include any Subsidiary of the Company.
13.9 “Change in Control” means and includes each of the following:
a.A change in control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or
b.During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board or any individuals who would be Continuing Directors (as defined below) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a

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transaction described in subsections (a) or (c)) cease for any reason to constitute at least a majority thereof; or
c.The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a Business Combination or (y) the acquisition of assets or stock of another entity, in each case other than a transaction:
i.which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
ii.after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
13.10 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
13.11 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b‑3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
13.12 “Common Stock” means the common stock of the Company.
13.13 “Company” means Bristow Group Inc., a Delaware corporation, or any successor.
13.14 “Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
13.15 “Continuing Directors” means: (x) the Directors in office on the Effective Date and (y) any successor to any such Director and any additional Director after the Effective Date, in each case who was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.
13.16 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or

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becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
13.17 “Director” means a Board member.
13.18 “Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.
13.19 “Dividend Equivalents” means a right granted to a Participant under Article VIII to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
13.20 “Employee” means any employee of the Company or its Subsidiaries.
13.21 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, recapitalization, or large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
13.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
13.23 “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
13.24 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
13.25 “Incentive Stock Option” means an Option, or portion thereof, intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
13.26 “Nonqualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.
13.27 “Option” means an option to purchase Shares awarded to a Participant under Article V, which will either be an Incentive Stock Option or a Nonqualified Stock Option.
13.28 “Other Stock Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.
13.29 “Participant” means a Service Provider who has been granted an Award.

Bristow Group Inc.	B-14	2021 Proxy Statement

APPENDIX B	1
13.30 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
13.31 “Plan” means this 2021 Equity Incentive Plan.
13.32 “Pre-existing Plans” means the Era Group Inc. 2012 Share Incentive Plan and the Bristow Group Inc. 2019 Management Incentive Plan, each as amended and restated.
13.33 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
13.34 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
13.35 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
13.36 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
13.37 “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
13.38 “Securities Act” means the Securities Act of 1933, as amended.
13.39 “Service Provider” means an Employee, Consultant or Director.
13.40 “Shares” means shares of Common Stock.

Bristow Group Inc.	B-15	2021 Proxy Statement

APPENDIX B	1
13.41 “Stock Appreciation Right” means a right to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, and which is granted under Article V.
13.42 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
13.43 “Termination of Service” means the date the Participant ceases to be a Service Provider.

Bristow Group Inc.	B-16	2021 Proxy Statement

PROXY CARD	1

BRISTOW GROUP INC.
ATTN: CORPORATE SECRETARY
3151 BRIARPARK DRIVE, SUITE 700
HOUSTON, TX 77042

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55639-P58264 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRISTOW GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher S. Bradshaw
02) Lorin L. Brass
03) Charles Fabrikant
04) Wesley E. Kern
05) Robert J. Manzo
06) G. Mark Mickelson
07) General Maryanne Miller, Ret.
08) Christopher Pucillo
09) Brian D. Truelove

The Board of Directors recommends you vote FOR the following proposals:

Note: In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the 2021 Annual Meeting and any adjournments or postponements thereof.

U.S. CITIZENSHIP

Please mark "YES" if the stock owned of record or beneficially by you is owned and controlled ONLY by U.S. citizens (as defined in the proxy statement), or mark "NO" if such stock is owned or controlled by any person who is NOT a U.S. citizen.

Yes	No
☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY CARD	1

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting:
The Notice, the 2021 Proxy Statement, and the fiscal year 2021 Annual Report are available at www.proxyvote.com.

D55640-P58264

BRISTOW GROUP INC.
Annual Meeting of Stockholders
August 3, 2021 at 9:00 a.m. Central Daylight Time

www.virtualshareholdermeeting.com/VTOL2021

This proxy is solicited by the Board of Directors

The undersigned hereby appoints CHRISTOPHER S. BRADSHAW and CRYSTAL L. GORDON, and each of them, proxies, with full power of substitution, to represent and vote all shares of common stock of BRISTOW GROUP INC. which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Stockholders of Bristow Group Inc. and at any adjournments or postponements thereof, on the proposals set forth on the reverse side, and in their discretion, upon any other business that may properly come before the meeting (and any postponement(s) or adjournment(s)). The 2021 Annual Meeting will be held via live webcast on the internet at www.virtualshareholdermeeting.com/VTOL2021, on August 3, 2021, at 9:00 a.m. Central Daylight Time. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials and revokes any and all proxies heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side.